Exhibit 10.38
MISSION PARK
LEASE
by and between
KOLL/INTEREAL BAY AREA,
a California general partnership
(“Landlord”)
and
BROOKS AUTOMATION, INC.,
a Delaware corporation
(“Tenant”)
For the 12,342 SF Premises at
4051 Burton Drive, Santa Clara, CA 95054

LEASE SUMMARY

Lease Date:	August 8, 2008

Landlord:	KOLL/INTEREAL BAY AREA,
a California general partnership

Address of Landlord:	Pacific Realty Associates, L.P.
2000 Wyatt Drive, Suite 7
Santa Clara, CA 95054

Tenant:	BROOKS AUTOMATION, INC.,
a Delaware corporation

Address of Tenant:	15 Elizabeth Drive
Chelmsford, MA 01824
Contact: Linda Galligan
Telephone: (978) 262-2400

Premises Address:	4051 Burton Drive
Santa Clara, CA 95054

Premises Square Footage:	Approximately 12,342 square feet

Building Address:	4001 — 4051 Burton Drive
Santa Clara, CA 95054

Building Square Footage:	Approximately 28,837 square feet

Term:	Sixty-two (62) months

Monthly Rent:	Months of Term	Net Monthly Rent

	01 — 02	$0.00
	03 — 14	$17,278.80 per month/NNN
	15 — 26	$17,969.95 per month/NNN
	27 — 38	$18,688.75 per month/NNN
	39 — 50	$19,436.30 per month/NNN
	51 — 62	$20,213.75 per month/NNN

Estimated Operating Expenses:	$5,157.00/month

Security Deposit:	$25,000.00

Tenant’s Percentage:	42.80%
     (This Lease Summary is for information only and is not part of the Lease. The Lease will control in case of any conflicts or inconsistencies.)

LEASE
Table of Contents

1.	PARTIES	1

2.	PREMISES	1

3.	DEFINITIONS	1

4.	LEASE TERM	3

5.	RENT	5

6.	LATE PAYMENT CHARGES	6

7.	SECURITY DEPOSIT	6

8.	HOLDING OVER	7

9.	TENANT IMPROVEMENTS	7

10.	CONDITION OF PREMISES	7

11.	USE OF THE PREMISES	8

12.	QUIET ENJOYMENT	11

13.	ALTERATIONS	11

14.	SURRENDER OF THE PREMISES	11

15.	PERSONAL PROPERTY TAXES	12

16.	UTILITIES AND SERVICES	12

17.	REPAIR AND MAINTENANCE	12

18.	LIENS	15

19.	LANDLORD’S RIGHT TO ENTER THE PREMISES	15

(i)

20.	SIGNS	15

21.	INSURANCE	16

22.	DAMAGE OR DESTRUCTION	18

23.	CONDEMNATION	19

24.	ASSIGNMENT AND SUBLETTING	20

25.	DEFAULT	21

26.	SUBORDINATION	24

27.	NOTICES	25

28.	ATTORNEYS’ FEES	25

29.	ESTOPPEL CERTIFICATES; FINANCIAL STATEMENTS	25

30.	TRANSFER OF THE BUILDING OR PROJECT BY LANDLORD	26

31.	LANDLORD’S RIGHT TO PERFORM TENANT’S COVENANTS	26

32.	LIMITATION OF LIABILITY	26

33.	MORTGAGEE PROTECTION	26

34.	BROKERS	27

35.	ACCEPTANCE	27

36.	MODIFICATION FOR LENDER	27

37.	PARKING	27

38.	GENERAL	27

(ii)

TABLE OF EXHIBITS

EXHIBIT A	The Premises

EXHIBIT B	The Project

EXHIBIT C	Tenant Improvements

EXHIBIT D	Commencement Date Memorandum

EXHIBIT E	Tenant Environmental Questionnaire

EXHIBIT F	Sign Criteria

EXHIBIT G	Electrical Upgrade Drawing

(iii)

LEASE
     1. PARTIES. This Lease (“Lease”), dated for reference purposes only August 8, 2008, is entered into by and between KOLL/INTEREAL BAY AREA, a California general partnership (“Landlord”), whose address is c/o Pacific Realty Associates, L.P., 2000 Wyatt Drive, Suite 7, Santa Clara, California 95054 and BROOKS AUTOMATION, INC., a Delaware corporation (“Tenant”), whose address is 15 Elizabeth Drive, Chelmsford, MA 01824.
     2. PREMISES. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises, consisting of approximately twelve thousand three hundred forty-two (12,342) square feet, shown in EXHIBIT A (“Premises”), in the building commonly known as 4001 - 4051 Burton Drive (“Building”), as further defined in Paragraph 3.B., in the City of Santa Clara (“City”), County of Santa Clara (“County”), California, together with a right in common with other tenants of the Project to use the Outside Area, as defined in Paragraph 3.I. The Premises are commonly known as 4051 Burton Drive, Santa Clara, California.
     3. DEFINITIONS. The following terms shall have the following meanings in this Lease:
          A. Alterations. Any alterations, additions or improvements made in, on or about the Building or the Premises after the making of the Tenant Improvements, including, but not limited to, lighting, heating, ventilating, air conditioning, electrical, partitioning, drapery and carpentry installations. Alterations shall not include the Tenant Improvements.
          B. Building. The building described in Paragraph 2 consisting of approximately twenty-eight thousand eight hundred thirty-seven (28,837) square feet.
          C. CC&Rs. Those certain covenants, conditions and restrictions recorded in Book E671, Page 414, Official Records of Santa Clara County, on July 26, 1979, as amended.
          D. Commencement Date. Commencement Date shall have the definition given it in Paragraph 4.A.(i).
          E. HVAC. Heating, ventilating and air conditioning.
          F. Interest Rate. Twelve percent (12%) per annum, however, in no event to exceed the maximum rate of interest permitted by law.
          G. Landlord’s Agents. Landlord’s authorized agents, partners, subsidiaries, directors, officers, and employees.
          H. Monthly Rent. The rent payable pursuant to Paragraph 5.A., as adjusted from time to time pursuant to the terms of this Lease.

          I. Outside Area. All areas and facilities within the Project, exclusive of the interior of the Building, provided and designated by Landlord for the general use and convenience of Tenant and other tenants and occupants of the Project, including perimeter roads, sidewalks, landscaped areas, service areas, and trash disposal facilities, subject to the reasonable rules and regulations and changes therein from time to time promulgated by Landlord governing the use of the Outside Area.
          J. Project. The real property shown on EXHIBIT B within which is located the Building. Landlord reserves the right to construct additional buildings within the Project, in which event the area of such buildings shall be added to the area of the existing buildings to determine the total building area of the Project. Landlord further reserves the right to incorporate into the Project any real property adjacent to the Project and on which one or more buildings have been constructed.
          K. Real Property Taxes. Any form of assessment, license, fee, rent tax, levy, penalty (if a result of Tenant’s delinquency), or tax (other than net income, estate, succession, inheritance transfer or franchise taxes), imposed by any authority having the direct or indirect power to tax, or by any city, county, state or federal government or any improvement or other district or division thereof, whether such tax is: (i) determined by the area of the Project or any part thereof or the rent and other sums payable hereunder by Tenant or by other tenants, including, but not limited to, any gross income or excise tax levied by any of the foregoing authorities with respect to receipt of such rent or other sums due under this Lease; (ii) imposed upon any legal or equitable interest of Landlord in the Project or the Premises or any part thereof; (iii) imposed upon this transaction or any document to which Tenant is a party creating or transferring any interest in the Project; (iv) levied or assessed in lieu of, in substitution for, or in addition to, existing or additional taxes against the Project whether or not now customary or within the contemplation of the parties; (v) imposed as a special assessment for such purposes as fire protection, street, sidewalk, road, utility construction and maintenance, refuse removal and for other governmental services; or (vi) imposed as a result of any transfer of any interest in the Project by Landlord, or the construction of any improvements thereon or thereto.
          L. Rent. Monthly Rent plus the Additional Rent defined in Paragraph 5.B.
          M. Security Deposit. That amount paid by Tenant pursuant to Paragraph 7.
          N. Sublet. Any transfer, sublet, assignment, license or concession agreement, or change of ownership of this Lease or the Tenant’s interest in the Lease or in and to all or a portion of the Premises.
          O. Subrent. Any consideration of any kind received, or to be received, by Tenant from a subtenant if such sums are related to Tenant’s interest in this Lease or in the Premises.
          P. Subtenant. The person or entity with whom a Sublet agreement is proposed to be or is made.

          Q. Tenant Improvements. The improvements to the Premises to be constructed by Tenant pursuant to EXHIBIT C.
          R. Tenant Improvement Allowance. The cost allowance provided by Landlord for the construction of the Tenant Improvements as further described in EXHIBIT C.
          S. Tenant’s Percentage. The percentage of the area of the Premises to the area of the Building. Tenant’s Percentage is agreed to be forty-two and eighty one-hundredths percent (42.80%) for the purpose of this Lease, until such time as additional buildings are made a part of the Project and such percentage is adjusted.
          T. Tenant’s Personal Property. Tenant’s trade fixtures, furniture, equipment and other personal property in the Premises.
          U. Term. The term of this Lease set forth in Paragraph 4.A., as it may be extended by written agreement between Landlord and Tenant.
     4. LEASE TERM.
          A. Term.
               (i) Term; Commencement Date. The Term of this Lease shall commence on the Commencement Date (hereafter defined in this Paragraph 4.A.(i)), and shall expire on the last day of the calendar month which is sixty-two (62) months after the Commencement Date, unless sooner terminated, subject to extension as provided in Paragraph 4.C. below. The term “Commencement Date” shall mean the earlier of the following dates: (a) the date on which Landlord completes the Electrical Upgrade Work (hereafter defined in Paragraph 10), or (b) October 1, 2008, provided, however, that such October 1, 2008 date shall be subject to being extended one day for every day of delay in the completion of the Electrical Upgrade Work beyond October 1, 2008.
               (ii) Commencement Date Memorandum. When the actual Commencement Date is determined, the parties shall execute a Commencement Date Memorandum setting forth such date in the form shown in EXHIBIT D.
          B. Intentionally Omitted.
          C. Option to Extend Term.
               (i) Option. Provided that Tenant is not in default under this Lease at the time of exercise of its Extension Option (hereafter defined in this Paragraph 4.C.(i)) and at commencement of the Extension Term (hereafter defined in this Paragraph 4.C.(i)), Tenant shall have the option (the “Extension Option”) to extend the initial sixty-two (62) month term of this Lease (the “Initial Term”) for one (1) period of sixty (60) consecutive months (the “Extension Term”), commencing at the expiration of the Initial Term. If Tenant exercises the Extension Option, Tenant shall give unconditional written notice (the “Exercise Notice”) of its exercise to Landlord not earlier than two hundred seventy (270) days and not later than one hundred eighty

(180) days prior to the expiration of the Initial Term. Tenant’s failure to give the Exercise Notice in a timely manner shall be deemed a waiver of Tenant’s Extension Option. The terms, covenants and conditions applicable to the Extension Term shall be the same terms, covenants and conditions of this Lease applicable during the Initial Term, except that: (a) Tenant shall not be entitled to any further option(s) to extend the Term of this Lease beyond the Extension Term; and (b) the Monthly Rent for the Premises shall be the greater of (i) the Fair Market Rental Value (hereafter defined in Paragraph 4.C.(ii)) of the Premises, or (ii) the highest Monthly Rent payable by the Tenant during the Initial Term.
               (ii) Definition of Fair Market Rental Value. For purposes of this Paragraph 4.C., “Fair Market Rental Value” of the Premises shall be the rental rate at which tenants lease comparable space to the Premises as of the commencement of the Extension Term. For this purpose, “comparable space” shall be space that is: (a) not subleased; (b) not subject to another tenant’s expansion rights; (c) comparable in age, size, location, and quality to the Premises; (d) leased for a term comparable to the Extension Term; and (e) located in a building comparable to the Building. In determining the rental rate of comparable space, the parties shall take into consideration periodic rent escalations and also take into consideration the following concessions: (a) rental abatement concessions, if any, being granted to tenants in connection with the comparable space; and (b) tenant improvements or allowances provided or to be provided for the comparable space, taking into account the value of the existing improvements in the Premises, based on the age, quality, and layout of the improvements. Notwithstanding anything to the contrary herein, the Fair Market Rental Value of the Premises as determined pursuant to this Paragraph 4.C. shall include annual escalations during the Extension Term.
               (iii) Agreement Regarding Fair Market Rental Value. Landlord and Tenant shall have thirty (30) days after Landlord receives the Exercise Notice in which to attempt in good faith to agree on the Fair Market Rental Value of the Premises for the Extension Term. If Landlord and Tenant agree on the Fair Market Rental Value of the Premises for the Extension Term during such thirty (30)-day period, they shall immediately execute an amendment to this Lease stating the Monthly Rent for the Extension Term.
               (iv) Failure of Agreement on Fair Market Rental Value- Arbitration. If Landlord and Tenant are unable to agree on the Monthly Rent for the Extension Term within the thirty (30)-day period described in Paragraph 4.C.(iii) above, then within ten (10) days after the expiration of said thirty (30)-day period, either Landlord or Tenant may refer the matter to arbitration as provided for in this Paragraph 4.C.(iv). The determination of the arbitrator(s) shall be limited to the sole issue of whether Landlord’s or Tenant’s submitted Fair Market Rental Value is the closest to the actual Fair Market Rental Value as determined by the arbitrator(s). The arbitrator(s) must be a licensed real estate broker(s) who has/have been active in the leasing of commercial properties in the Santa Clara, California area over the five (5) year period ending on the date of his/her/their appointment as arbitrator(s). Within thirty (30) days after the date either Landlord or Tenant has referred to arbitration the determination of Fair Market Rental Value of the Premises (the “Arbitration Referral Date”), Landlord and Tenant shall each (a) appoint one arbitrator and notify the other party of the arbitrator’s name and business address, and (b) notify the other party of their determination of Fair Market Rental Value. Each of Landlord’s and Tenant’s determination of Fair Market Rental Value shall include annual escalations during the Extension Term. If each party timely appoints an arbitrator, the two (2) arbitrators shall, within fifteen (15) days after the appointment of the second arbitrator, agree on and appoint a third arbitrator (who shall be qualified under the same criteria set forth above for qualification of the initial two (2) arbitrators) and provide notice to Landlord and Tenant of the arbitrator’s name and business address. Within thirty (30) days after the appointment of the third arbitrator, the three (3) arbitrators shall decide whether the parties will use Landlord’s or Tenant’s submitted Fair Market Rental Value and shall notify Landlord and Tenant of their decision. The decision of the majority of the three (3) arbitrators shall be binding on Landlord and Tenant. If either Landlord or Tenant fails to appoint an arbitrator within thirty (30) days after the Arbitration Referral Date, the arbitrator timely appointed by one of them shall reach a decision and notify Landlord and Tenant of that decision within thirty (30) days after the arbitrator’s appointment. The arbitrator’s decision shall be binding on Landlord and Tenant. If each party appoints an arbitrator in a timely manner, but the two (2) arbitrators fail to agree on and appoint a third arbitrator within the required period, the arbitrators shall be dismissed without delay and the issue of Fair Market Rental Value shall be submitted to binding arbitration under the commercial arbitration rules of the American Arbitration Association; provided, however, that in the event of any inconsistency between such arbitration rules and the terms and conditions of this Paragraph 4.C.(iv), the terms and conditions of this Paragraph 4.C.(iv) shall govern. If Landlord and Tenant each fail to appoint an arbitrator in a timely manner, the matter to be decided shall be submitted without delay to binding arbitration under the commercial arbitration rules of the American Arbitration Association, subject to the provisions of this Paragraph 4.C.(iv). If only one of the parties has given notice of its determination of Fair Market Rental Value within thirty (30) days after the Arbitration Referral Date, then such determination shall be the Fair Market Rental Value for the Premises for the Extension Term. If Landlord and Tenant both fail to give notice of their determination of Fair Market Rental value within thirty (30) days after the Arbitration Referral Date, the determination of Fair Market Rental Value shall be submitted without delay to binding arbitration under the commercial arbitration rules of the American Arbitration Association, subject to the provisions of this Paragraph 4.C.(iv). The cost of the arbitration as provided for in this Paragraph 4.C.(iv) shall be paid by the losing party. After the Monthly Rent for the Extension Term has been set as provided in this Paragraph 4.C.(iv), the arbitrator(s) shall immediately notify Landlord and Tenant, and Landlord and Tenant shall immediately execute an amendment to this Lease stating the Monthly Rent for the Extension Term.
     5. RENT.
          A. Monthly Rent. Tenant shall pay to Landlord, in lawful money of the United States, for each calendar month of the Term, net monthly rent (“Monthly Rent”) as shown below, in advance, on the first day of each calendar month, without abatement, deduction, claim, offset, prior notice or demand:

Months of Term	Net Monthly Rent

01 - 02	$0.00
03 - 14	$17,278.80 per month/NNN
15 - 26	$17,969.95 per month/NNN
27 - 38	$18,688.75 per month/NNN
39 - 50	$19,436.30 per month/NNN
51 - 62	$20,213.75 per month/NNN

          B. Additional Rent. Additionally, Tenant shall pay, as and with the net Monthly Rent, Tenant’s Percentage of the estimated monthly Operating Expenses, as adjusted from time to time, and as more specifically set forth in Paragraph 17.C. Tenant shall deposit with Landlord upon execution of this Lease the following amounts to be applied toward Rent due for the third (3rd) month of the Term:

Monthly Rent (net)	$17,278.80

Tenant’s Percentage of Operating Expenses	$5,157.00

TOTAL	$22,435.80

All monies (except Monthly Rent) required to be paid by Tenant under this Lease, including, without limitation, Operating Expenses, shall be deemed Additional Rent.
          C. Prorations. If the Commencement Date is not the first (1st) day of a month, or if the expiration date of this Lease is not the last day of a month, a prorated installment of Rent based on a thirty (30) day month shall be paid for the fractional month during which the Lease commences or expires.
     6. LATE PAYMENT CHARGES. Tenant acknowledges that late payment by Tenant to Landlord of Rent and other charges provided for under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult or impracticable to fix. Therefore, if any installment of Rent or any other charge due from Tenant is not received by Landlord within five (5) days of when due, Tenant shall pay to Landlord an additional sum equal to five percent (5%) of the amount overdue as a late charge for every month or portion thereof that the Rent or other charges remain unpaid. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of the late payment by Tenant.

Initials:

/s/ Illegible	/s/ Illegible

Landlord	Tenant
     7. SECURITY DEPOSIT. Tenant shall deposit with Landlord upon execution of this Lease Twenty-Five Thousand and 00/100ths Dollars ($25,000.00) as security for the full and faithful performance of every provision of this Lease to be performed by Tenant (the “Security Deposit”). If Tenant defaults with respect to any provision of this Lease, Landlord may apply all or any part of the Security Deposit for the payment of any Rent or other sum in default, the repair of such damage to the Premises or the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant’s default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default to the full extent permitted by law. If any portion of the Security Deposit is so applied, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount. If Tenant is not otherwise in default, the Security Deposit or any balance thereof shall be returned to Tenant within thirty (30) days after the expiration of the Term.
     8. HOLDING OVER. If Tenant remains in possession of all or any part of the Premises after the expiration of the Term, with the express or implied consent of Landlord, such tenancy shall be month-to-month only and shall not constitute a renewal or extension for any further term. Such month-to-month tenancy shall be terminable by either Landlord or Tenant upon thirty (30) days’ prior written notice by one to the other. If Tenant remains in possession either with or without Landlord’s consent, Monthly Rent shall be increased to an amount equal to one hundred fifty percent (150%) of the Monthly Rent payable during the last month of the Term, unless otherwise agreed to by Landlord and Tenant and any other sums due under this Lease shall be payable in the amount and at the times specified in this Lease. Such month-to-month tenancy shall be subject to every other term, condition, and covenant contained herein. If Tenant remains in possession without Landlord’s consent, Tenant shall indemnify, defend and hold Landlord harmless from all claims, costs and liabilities including attorneys’ fees and costs, arising from or in connection with Tenant remaining in possession.
     9. TENANT IMPROVEMENTS. Tenant shall construct the Tenant Improvements pursuant to the terms of EXHIBIT C.
     10. CONDITION OF PREMISES. Tenant shall take possession of the Premises in its “AS IS” condition on the Effective Date (hereafter defined), subject to all applicable laws, codes and ordinances. Landlord represents that it has not received any written notice from any governmental authorities having jurisdiction over the Project that the Premises are not in compliance with Title III of the Americans with Disabilities Act of 1990, 42 U.S.C. 12101 et seq., or California Title 24. Tenant acknowledges that neither Landlord nor Landlord’s Agents have made any representations or warranties as to the suitability or fitness of the Premises for the conduct of Tenant’s business, nor has Landlord or Landlord’s Agents agreed to undertake any alterations, additions or improvements to the Premises. Notwithstanding the foregoing to the contrary, Landlord shall, at its sole cost and expense, upgrade the existing electrical systems of the Premises and deliver 800amp/480 volt service via a meter that reflects only Tenant’s use of power to an electrical distribution panel located inside the Premises, all as more fully set out in the electrical engineering drawings prepared by RK Electric and attached as EXHIBIT G hereto (“Electrical Upgrade Work”), which drawings are hereby approved by Tenant; (the drawings attached as EXHIBIT G hereto being referred to as the “Electrical Upgrade Work Drawings”); provided, however, if Landlord uses the existing electrical power supply for the Building to increase the existing electrical power service to the Premises to the required 800 amp/480 volt electrical service, then Landlord may make such changes or other modifications to the Electrical Upgrade Work Drawings as Landlord determines reasonably necessary to reflect such use of the existing electrical power supply for the Building. Electrical power pursuant to the Electrical Upgrade Work shall be provided to the current electrical distribution panel located in what is depicted as “Electrical Room 121” in the Premises as shown on EXHIBIT G hereto (“Electrical

Room 121”). Tenant shall be responsible for the temporary hook-up to the HDB Panel within Electrical Room 121, and Landlord, as part of the Electrical Upgrade Work, shall be responsible for the permanent hook-up to the HDB Panel within Electrical Room 121 upon the completion of the Electrical Upgrade Work. Subject to Paragraph 38.N, the Electrical Upgrade Work shall be completed by October 1, 2008. Subject to reasonable temporary interruption, Landlord will maintain the existing electrical service to the Premises which the Electrical Upgrade Work is being performed.
     11. USE OF THE PREMISES.
          A. Tenant’s Use. Tenant shall use the Premises solely for (i) light manufacturing, sales and storage of electronic and semiconductor equipment, and (ii) training and office uses associated with the uses described in the foregoing clause (i), and shall not use the Premises for any other purpose without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld. Tenant agrees that the Project is subject and this Lease is subordinate to the CC&Rs. Tenant acknowledges receipt of a copy of the CC&Rs and further acknowledges that it has read the CC&Rs and knows the contents thereof. From and after the Effective Date and throughout the Term, Tenant shall faithfully and timely perform and comply with the CC&Rs and any modification or amendments thereof, provided such modifications or amendments do not materially increase Tenant’s obligations or decrease Tenant’s rights under this Lease.
          B. Compliance with Laws. Tenant shall not use the Premises or suffer or permit anything to be done in or about the Premises or the Project which will in any way conflict with any law, statute, zoning restriction, ordinance or governmental law, rule, regulation or requirement of public authorities now in force or which may hereafter be in force, relating to or affecting the condition, use or occupancy of the Premises or the Project. Tenant shall not commit any public or private nuisance or any other act or thing which might or would disturb the quiet enjoyment of any other tenant of the Project or any occupant of nearby property. Tenant shall place no loads upon the floors, walls or ceilings in excess of the maximum designed load determined by Landlord or which endanger the structure; nor place any harmful liquids in the drainage systems; nor dump or store waste materials or refuse or allow such to remain outside the Building proper, except in the enclosed trash areas provided. Tenant shall not store or permit to be stored or otherwise placed any other material of any nature whatsoever outside the Building; provided, however, Tenant shall be permitted to have and use an exterior, enclosed storage area that is constructed as part of the Tenant Improvements and that has been approved by Landlord as part of the Tenant Improvements pursuant to the terms of EXHIBIT C hereto.
          C. Emissions. From and after the Effective Date and throughout the Term of this Lease:
               (i) Permit any vehicle on the Project to emit exhaust which is in violation of any governmental law, rule, regulation or requirement;
               (ii) Discharge, emit or permit to be discharged or emitted, any liquid, solid or gaseous matter, or any combination thereof, into the atmosphere, the ground or any body of water, which matter, as reasonably determined by Landlord or any governmental entity with jurisdiction, does or may pollute or contaminate the same, or is or may become radioactive, or may adversely affect (1) the health or safety of persons, whether on the Premises, the Project, or elsewhere, (2) the condition, use or enjoyment of the Premises or the Project or any other real or personal property located on the Project or elsewhere, or (3) the Project or any of the improvements constructed thereon, including buildings, foundations, pipes, utility lines, landscaping or parking areas;
               (iii) Produce, or permit to be produced, any intense glare, light or heat except within an enclosed or screened area, and then only in such manner that the glare, light or heat shall not be discernible from outside the Premises;
               (iv) Create, or permit to be created, any sound pressure level which will interfere with the quiet enjoyment of any real property outside the Project, or which will create a nuisance or violate any governmental law, rule, regulation or requirement;
               (v) Create or permit to be created any ground vibration that is discernible outside the Premises; or
               (vi) Transmit, receive or permit to be transmitted or received, any electromagnetic, microwave or other radiation which is harmful or hazardous to any person or property in, on or about the Project or elsewhere.
          D. Hazardous Materials.
               (i) Tenant agrees to complete prior to Lease execution the questionnaire attached to the Lease as EXHIBIT E (the “Hazardous Materials Questionnaire”). Tenant represents and warrants that the information completed by Tenant in the Hazardous Materials Questionnaire is true and complete. Tenant agrees to immediately inform Landlord in writing if any of the information contained in the Hazardous Materials Questionnaire becomes untrue, inaccurate or incomplete.
               (ii) Tenant shall not cause or permit any Hazardous Materials, to be generated, brought onto, used, stored, or disposed of in or about the Premises, the Building or any other portion of the Project, by Tenant or its agents, employees, contractors, subtenants, or invitees (collectively, “Tenant’s Agents”), except for standard office supplies and standard janitorial supplies which may be Hazardous Materials but only to the extent that such supplies (and the quantities thereof) are normally used in connection with general office uses. Any handling, transportation, storage, treatment, disposal or use of Hazardous Materials by Tenant and Tenant’s Agents in or about the Premises, shall strictly comply with all applicable Hazardous Materials Laws. Tenant shall indemnify, defend upon demand with counsel reasonably acceptable to Landlord, and hold harmless Landlord and Landlord’s partners, agents, employees, contractors, and invitees from and against any and all liabilities, losses, claims, damages, lost profits, consequential damages, interest, penalties, fines, monetary sanctions, attorneys’ fees, experts’ fees, court costs, remediation costs, investigation costs, and other expenses which result from or arise in any manner whatsoever out of the use, storage, treatment, transportation, release, or disposal of Hazardous Materials on or about the Premises or the Project by Tenant or Tenant’s Agents.

               (iii) If the presence of Hazardous Materials in, on, or about the Premises or the Project caused or permitted by Tenant or Tenant’s Agents results in contamination or deterioration of water or soil resulting in a level of contamination greater than the levels established as acceptable by any governmental agency having jurisdiction over such contamination, then Tenant shall promptly take any and all action necessary to investigate and remediate such contamination if required by Law or as a condition to the issuance or continuing effectiveness of any governmental approval which relates to the use of the Premises or any part thereof. Tenant shall further be solely responsible for, and shall defend, indemnify, and hold Landlord and Landlord’s agents, partners, subsidiaries, directors, officers, employees, contractors, and invitees harmless from and against, all claims, costs and liabilities, including attorney’s fees and costs, arising out of or in connection with any investigation and remediation required hereunder to return the Premises to its condition existing prior to the appearance of such Hazardous Materials.
               (iv) Landlord and Tenant shall each give written notice to the other as soon as reasonably practicable of (i) any Hazardous Materials which relates to the Premises, and (ii) any contamination of the Premises or the Project by Hazardous Materials which constitutes a violation of any Hazardous Materials Law. Tenant and Tenant’s Agents shall not bring Hazardous Materials of types or quantities differing from those set forth in the Hazardous Materials Questionnaire without first obtaining the written permission of the Landlord. At any time during the Lease term, Tenant shall, within five (5) days after written request therefor received from Landlord, disclose in writing all Hazardous Materials that are being used by Tenant or Tenant’s Agents on the Premises, the nature of such use, and the manner of storage and disposal.
               (v) Landlord may cause testing wells to be installed on or about the Outside Area of the Project, and may cause the ground water to be tested to detect the presence of Hazardous Materials by the use of such tests as are then customarily used for such purposes, provided that Landlord shall use diligent efforts to minimize any inconvenience or disruption to Tenant’s business in connection with such installation. If Tenant so requests, Landlord shall supply Tenant with copies of such test results. The cost of such tests and of the installation, maintenance, repair and replacement of such wells shall be paid by Tenant if such tests disclose the existence of facts which give rise to liability of Tenant pursuant to its indemnity given in Paragraph 11.D(ii) or (iii).
               (vi) As used herein, the term “Hazardous Material,” means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government. The term “Hazardous Material,” includes, without limitation, petroleum products, asbestos, PCB’s, and any material or substance which is (i) defined as hazardous or extremely hazardous pursuant to Section 66160 of Title 26 of the California Code of Regulations, Division 22, (ii) defined as a “hazardous waste” pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C., Section 6901 et seq. (42 U.S.C. Section 6903), or (iii) defined as a “hazardous substance” pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C., Section 9601 et seq. (42 U.S.C. 6901). As used herein the term “Hazardous Material Law” shall mean any statute, law, ordinance, or regulation of any governmental body or agency (including the U.S. Environmental Protection Agency, the

California Regional Water Quality Control Board, and the California Department of Health Services) which regulates the use, storage, release or disposal of any Hazardous Material.
               (vii) The obligations of Landlord and Tenant under this Paragraph 11.D shall survive the expiration or earlier termination of the Lease term. The rights and obligations of Landlord and Tenant with respect to issues relating to Hazardous Materials are exclusively established by this Paragraph 11.D. In the event of any inconsistency between any other part of the Lease and this Paragraph 11.D, the terms of this Paragraph 11.D shall control.
     12. QUIET ENJOYMENT. Landlord covenants that Tenant, upon performing the terms, conditions and covenants of this Lease, shall have quiet and peaceful possession of the Premises as against any person claiming the same by, through or under Landlord.
     13. ALTERATIONS. Tenant shall not make or permit any Alterations in, on or about the Premises, except for nonstructural Alterations not exceeding Five Thousand Dollars ($5,000.00) in cost per calendar year, without the prior written consent of Landlord, and according to plans and specifications approved in writing by Landlord, which consent shall not be unreasonably withheld. With regard to Alterations not requiring Landlord’s consent, Tenant shall provide Landlord copies of all plans and specifications therefor prior to the construction thereof. Notwithstanding the foregoing Tenant shall not, without the prior written consent of Landlord, make any: (i) Alterations to the structure or exterior of the Building; (ii) Alterations to and penetrations of the roof of the Building; and (iii) Alterations visible from outside the Premises, to which Landlord may withhold Landlord’s consent on wholly aesthetic grounds. All Alterations shall be installed at Tenant’s sole expense, in compliance with all applicable laws and the CC&Rs, by a licensed contractor, shall be done in a good and workmanlike manner conforming in quality and design with the Premises existing as of the Commencement Date, and shall not diminish the value of either the Building or the Premises. All Alterations made by Tenant shall be and become the property of Landlord upon installation and shall not be deemed Tenant’s Personal Property. Notwithstanding any other provision of this Lease, Tenant shall be solely responsible for the maintenance and repair of any and all Alterations made by it to the Premises. Tenant shall give Landlord written notice of Tenant’s intention to perform work on the Premises, whether or not Landlord’s consent is required, at least twenty (20) days prior to the commencement of such work to enable Landlord to post and record a Notice of Nonresponsibility or other notice deemed proper before the commencement of any such work. Landlord, at Landlord’s option exercisable at the time of giving its consent to any Alterations if such consent is required, or exercisable at any time prior to the expiration or earlier termination of the Term if no consent by Landlord is required, may require Tenant to remove some or all of any Alterations made by Tenant. If Landlord requires removal of some or all of the Alterations made by Tenant, then Tenant, at Tenant’s sole cost and expense and prior to the expiration or earlier termination of the Term, shall so remove such Alterations.
     14. SURRENDER OF THE PREMISES. Upon the expiration or earlier termination of the Term, Tenant shall surrender the Premises to Landlord in its condition existing as of the completion of the Tenant Improvements, normal wear and tear and fire or other casualty excepted and Alterations which Landlord has not required be removed from the Premises upon the expiration or earlier termination of the Term pursuant to Paragraph 13 also excepted, with all interior walls repaired and repainted if marked or damaged, all carpets shampooed and cleaned, all broken, marred or nonconforming acoustical ceiling tiles replaced, all windows washed, the plumbing and electrical systems and lighting in good order and repair, including replacement of any burned out or broken light bulb or ballasts, and all floors cleaned and waxed, all to the reasonable satisfaction of Landlord. Also prior to the expiration or earlier termination of the Term, Tenant shall, at its sole cost and expense, remove all Tenant’s Personal Property from the Premises. Tenant at its sole cost and expense shall repair any damage and perform any restoration work to the Premises caused by Tenant’s removal of Alterations required to be removed by Tenant and Tenant’s removal of Tenant’s Personal Property. If Tenant fails to remove the Alterations required to be removed by Tenant and/or fails to remove Tenant’s Personal Property, and such failure continues after the expiration or earlier termination of the Term, Landlord may retain such property and all rights of Tenant with respect to it shall cease, or, with respect to Tenant’s Personal Property, Landlord may place all or any portion of Tenant’s Personal Property in public storage for Tenant’s account. Tenant shall be liable to Landlord for costs of removal of any Alterations required to be removed by Tenant which are not removed by Tenant and removal of any of Tenant’s Personal Property which are not removed by Tenant, the storage and transportation costs of same, and the cost of repairing and restoring the Premises, together with interest at the Interest Rate from the date of expenditure by Landlord. If the Premises are not so surrendered at the expiration or earlier termination of the Term, Tenant shall indemnify, defend and hold Landlord and Landlord’s Agents harmless against all claims, costs and liabilities, including attorneys’ fees and costs, resulting from Tenant’s delay in so surrendering the Premises.
     15. PERSONAL PROPERTY TAXES. Tenant shall pay prior to delinquency all taxes assessed or levied against Tenant’s Personal Property in, on or about the Premises or elsewhere. When possible, Tenant shall cause its Personal Property to be assessed and billed separately from the real or personal property of Landlord.
     16. UTILITIES AND SERVICES. Tenant shall be responsible for and shall pay promptly all charges for water, gas, electricity, telephone, refuse pickup, janitorial service and all other utilities, materials and services furnished directly to or used by Tenant in, on or about the Premises from and after the Effective Date and throughout the Term, together with any taxes thereon. If such utilities are not separately metered to the Premises, Landlord shall bill Tenant for Tenant’s pro rata share based on Tenant’s Percentage or other equitable basis as determined by Landlord. Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility service or other service furnished to the Premises, except that resulting from the willful misconduct of Landlord.
     17. REPAIR AND MAINTENANCE.
          A. Landlord’s Obligations. Landlord shall maintain in good order, condition and repair the foundation and subflooring of the Building, the roof of the Building (including the roof membrane), exterior walls, interior bearing or structural walls of the Building (excluding, however, interior wall surfaces), the fire-sprinkler system for the Building, and the HVAC system for the Building, except for any damage thereto caused by the negligence or willful acts or omissions of Tenant or of Tenant’s agents, employees or invitees, or by reason of the failure of Tenant to perform or comply with any terms of this Lease, or caused by Alterations made by Tenant or by Tenant’s agents, employees or contractors. Landlord also shall maintain the Outside

Area in good order, condition and repair. Landlord shall at all times have exclusive control of the Outside Area, including the right to grant easements or other rights of access to third parties, and may at any time temporarily close any part thereof, exclude and restrain anyone from any part thereof, except the bona fide customers, employees and invitees of Tenant who use the Outside Area in accordance with the rules and regulations as Landlord may from time to time promulgate, and may change the configuration of the Outside Area. In exercising any such rights, Landlord shall make a reasonable effort to minimize any disruption of Tenant’s business. It is an express condition precedent to all obligations of Landlord to repair that Tenant shall have notified Landlord of the need for such repairs. Tenant waives the provisions of Sections 1941 and 1942 of the California Civil Code and any similar or successor law regarding Tenant’s right to make repairs and deduct the expenses of such repairs from the Rent due under this Lease.
          B. Tenant’s Obligations. Tenant shall at all times and at its own expense clean, keep and maintain in good order, condition and repair every part of the Premises which is not within Landlord’s obligation pursuant to Paragraph 17.A. Tenant’s repair and maintenance obligations shall include all plumbing and sewage facilities within the Premises, fixtures, interior walls and ceiling, floors, windows, doors, entrances, plateglass, showcases, skylights, all electrical facilities and equipment, including lighting fixtures, lamps, fans and any exhaust equipment and systems, any automatic fire extinguisher equipment within the Premises, electrical motors and all other appliances and equipment of every kind and nature located in, upon or about the Premises. Tenant shall also be responsible for all pest control within the Premises.
          C. Reimbursement by Tenant.
               (i) Tenant to Pay Operating Expenses. Tenant shall pay Landlord monthly, as Additional Rent, Tenant’s Percentage of Operating Expenses; provided, however, and notwithstanding any provision of this Lease to the contrary, Tenant shall pay Landlord, in accordance with this Paragraph 17.C., the entire amount (and not just Tenant’s Percentage) of any Operating Expenses incurred by Landlord which relate solely to the Premises or which are incurred solely for or on behalf of Tenant.
               (ii) Operating Expenses. As used herein, the term “Operating Expenses” shall mean all costs and expenses of any kind or nature whatsoever incurred by Landlord in connection with the ownership, operation, management, maintenance, and repair of the Outside Area and the Building, or any portions thereof, including, without limitation the following: the cost of annual roof inspections; all charges, costs, expenses, wages, services, benefits, insurance and payroll taxes or fees for all parties (including employees, contractors, or affiliates of Landlord) providing services in connection with the operation, maintenance, repair, supervision and/or security of the Building and or the Outside Area (provided that Landlord, in its sole and absolute discretion, may, but shall not be obligated to, provide any security services for the Building or the Outside Area), including taxes, insurance and benefits relating thereto; the rental cost and overhead of any office and storage space used to provide such services; cost of all supplies, materials and labor used in the operation, repair, replacement and maintenance of the Building and the Outside Area; all cost of repairs and general maintenance of the Building and the Outside Area (excluding repairs and general maintenance paid for by proceeds of insurance or by Tenant or other third parties); all cost of repairs and general maintenance of the HVAC system for the Building, including, without limitation, the cost of preventative maintenance contracts and other periodic inspections; all cost of resurfacing and restriping of the parking area of the Project; all cost of painting, sweeping, maintenance and repair of sidewalks, fountains, curbs and signs, landscape sprinkler systems, planting and landscaping; all cost of lighting and other utilities; all cost of installing, maintaining, or repairing directional signs and other markers and bumpers; all cost of maintenance and repair of any fire protection systems, lighting systems, storm drainage systems, and any other utility system; all cost of garbage, trash, rubbish and waste removal; all costs with respect to repairs and maintenance of utility facilities (including pipes and conduits) serving more than one tenant; depreciation on maintenance and operating machinery and equipment (if owned) and rental paid for such machinery and equipment (if rented); premiums for commercial liability insurance covering the Project; premiums for all risk or causes of loss-special form insurance and, at Landlord’s option, earthquake insurance on the Building; premiums for insurance against loss of rents for a period of twelve (12) months from the date of the loss; Real Property Taxes; the management fee for the manager of the Building; and all cost of any capital improvements made to the Building or the Outside Area to reduce operating costs, to comply with governmental rules and regulations enacted after completion of the Building, to replace the roof (including the roof membrane) of the Building, to replace the HVAC system for the Building or any portion thereof, or to resurface the parking areas of the Project. The cost of any capital improvements, together with interest thereon, shall be amortized over the useful life of the improvement and only the annual amortized cost of such item shall be included in Operating Expenses annually.
               (iii) Exclusions from Operating Expenses. Notwithstanding anything to the contrary contained in this Lease, Operating Expenses shall not include the following: (a) costs expended in the original construction of the Building and the Project; (b) costs of alterations or improvements made to the Premises or the premises of other tenants of the Project; (c) depreciation, interest and principal payments on mortgages, ground rents, and other debt costs, if any; (d) expenses resulting from the sole negligence of Landlord or its Agents; (e) legal fees, leasing commissions, advertising expenses and other expenses incurred in connection with the leasing of the Project; (f) costs for which Landlord is reimbursed by insurance; (g) services provided to other tenants in the Building or the Project which are not provided to Tenant; (h) fines, penalties, and interest; (i) costs incurred by Landlord to correct defects in the construction of the Building or the Project; and (j) costs to repair or maintain the structural parts of the Building, which are agreed for purposes of this Lease to be the foundation, the subflooring, the roof structure (but not the roof membrane), the exterior walls, and the interior bearing walls (but not the interior wall surfaces).
               (iv) Monthly Payments. From and after the Commencement Date, Tenant shall pay to Landlord on the first day of each calendar month of the Term Tenant’s Percentage of the estimated monthly Operating Expenses incurred by Landlord. The foregoing estimated monthly charges may be adjusted by Landlord at the end of any calendar quarter on the basis of Landlord’s experience and reasonably anticipated costs. Any such adjustment shall be effective as of the calendar month next succeeding receipt by Tenant of written notice of such adjustment. Within one hundred twenty (120) days following the end of each calendar year Landlord shall furnish Tenant a statement of such actual expenses (“Actual Expenses”) for the calendar year and the payments made by Tenant with respect to such period. If Tenant’s payments for the Operating Expenses do not equal the amount of the Actual Expenses, Tenant shall pay Landlord the deficiency within thirty (30) days after receipt of such statement. If Tenant’s payments exceed the Actual Expenses, Landlord shall offset the excess against the Operating Expenses thereafter becoming due to Landlord. There shall be appropriate adjustments of the Operating Expenses as of the Commencement Date and expiration of the Term.
          D. Compliance with Governmental Regulations. Tenant shall, at its cost, comply with, including the making by Tenant of any Alteration to the Premises, all present and future regulations, rules, laws, ordinances, and requirements of all governmental authorities (including, without limitation, state, municipal, County and federal governments and their departments, bureaus, boards and officials) arising from Tenant’s use or occupancy of the Premises.
     18. LIENS. Tenant shall keep the Building and the Project free from any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Tenant and shall indemnify, defend and hold Landlord and Landlord’s Agents harmless from all claims, costs and liabilities, including attorneys’ fees and costs, in connection with or arising out of any such lien or claim of lien. Tenant shall cause any such lien imposed to be released of record by payment or posting of a proper bond acceptable to Landlord within ten (10) days after written request by Landlord. Tenant shall give Landlord written notice of Tenant’s intention to perform work on the Premises which might result in any claim of lien at least ten (10) days prior to the commencement of such work to enable Landlord to post and record a Notice of Nonresponsibility. If Tenant fails to so remove any such lien within the prescribed ten (10) day period, then Landlord may do so at Tenant’s expense and Tenant shall reimburse Landlord for such amounts upon demand. Such reimbursement shall include all costs incurred by Landlord including Landlord’s reasonable attorneys’ fees with interest thereon at the Interest Rate.
     19. LANDLORD’S RIGHT TO ENTER THE PREMISES. Tenant shall permit Landlord and Landlord’s Agents to enter the Premises at all reasonable times with reasonable notice, except for emergencies in which case no notice shall be required, to inspect the same, to post Notices of Nonresponsibility and similar notices, to show the Premises to interested parties such as prospective lenders, to make necessary repairs, to discharge Tenant’s obligations hereunder when Tenant has failed to do so within a reasonable time after written notice from Landlord, and at any reasonable time within one hundred and eighty (180) days prior to the expiration or earlier termination of the Term, to place upon the Building and the Outside Area ordinary “For Lease” signs and to show the Premises to prospective tenants. The above rights are subject to reasonable security regulations of Tenant, and to the requirement that Landlord shall at all times act in a manner to cause the least possible physical interference with Tenant’s business.
     20. SIGNS. The location, size, design, color and other physical aspects of Tenant’s identification signage shall comply with the sign criteria for the Project attached as EXHIBIT F and shall be subject to the Landlord’s written approval prior to installation (which shall not be unreasonably withheld), the CC&Rs, and any appropriate municipal or other governmental approvals. The cost of Tenant’s signs, their installation, maintenance and removal expense shall be Tenant’s sole expense. If Tenant fails to maintain its signs, or, if Tenant fails to remove its signs upon termination of this Lease, Landlord may do so at Tenant’s expense and Tenant’s reimbursement to Landlord for such amounts shall be deemed Additional Rent.

     21. INSURANCE.
          A. Indemnification. Tenant hereby agrees to defend, indemnify and hold harmless Landlord and Landlord’s Agents from and against any and all claims, damage, loss, liability or expense including attorneys’ fees and legal costs suffered directly or by reason of any claim, suit or judgment brought by or in favor of any person or persons for damage, loss or expense due to, but not limited to, bodily injury and property damage sustained by such person or persons which arises out of, is occasioned by or in any way attributable to the use or occupancy of the Premises or the Project or any part thereof and adjacent areas by Tenant, the acts or omissions of the Tenant, its agents, employees or any contractors brought onto the Premises or the Project by Tenant, except to the extent caused by the negligence or willful misconduct of Landlord or Landlord’s Agents. Tenant agrees that the obligations assumed herein shall survive the termination or expiration of this Lease. The foregoing indemnity shall not apply, however, to any claims, damage, loss, liability or expense arising out of or in connection with the presence of any Hazardous Materials in, on or about the Project, which indemnity shall be governed solely by the provisions of Paragraph 11.D.
          B. Tenant’s Insurance. Commencing on the Effective Date and continuing throughout the Term, Tenant agrees to maintain in full force and effect, at its own expense, for the protection of Tenant and Landlord, as their interests may appear, policies of insurance issued by a responsible carrier or carriers acceptable to Landlord which afford the following coverages:
               (i) Commercial general liability insurance in an amount not less than Five Million and no/l00ths Dollars ($5,000,000.00) combined single limit for both bodily injury and property damage which includes blanket contractual liability broad form property damage, personal injury, completed operations and products liability, naming Landlord and Landlord’s Agents as additional insureds.
               (ii) “Special Causes of Loss” form property insurance on the Tenant Improvements and any Alterations made by Tenant. Such insurance shall be in the full amount of the replacement cost thereof, as the same may from time to time increase as a result of inflation or otherwise, and shall be in a form providing coverage comparable to the coverage provide in the standard ISO “Special Causes of Loss” form. As long as this Lease is in effect, the proceeds from policies of such insurance shall be used for the repair and replacement of Tenant Improvements and any Alterations made by Tenant
               (iii) “Special Causes of Loss” form property insurance (including, without limitation, vandalism, malicious mischief, inflation endorsement, and sprinkler leakage endorsement) on Tenant’s Personal Property located on or in the Premises. Such insurance shall be in the full amount of the replacement cost, as the same may from time to time increase as a result of inflation or otherwise, and shall be in a form providing coverage comparable to the coverage provided in the standard ISO “Special Causes of Loss” form. As long as this Lease is in effect, the proceeds of such policy shall be used for the repair and replacement of such items so insured. Landlord shall have no interest in the insurance proceeds on Tenant’s Personal Property.
          C. Premises Insurance. During the Term Landlord shall maintain “Special Causes of Loss” form property insurance (including inflation endorsement, sprinkler leakage endorsement and, at Landlord’s option, boiler and machinery insurance, earthquake and flood coverage) on the Building, excluding coverage of all the Tenant Improvements, all Alterations made by Tenant, and Tenant’s Personal Property located on or in the Premises. Such insurance shall also include insurance against loss of rents on a “Special Causes of Loss” form basis, including, at Landlord’s option, earthquake and flood, in an amount equal to the Monthly Rent and Additional Rent, and any other sums payable under the Lease, for a period of at least twelve (12) months commencing on the date of loss. Such insurance shall name Landlord and its Agents as named insureds and include a lender’s loss payable endorsement in favor of Landlord’s lender (Form 438 BFU Endorsement). If the Project insurance premiums are increased after the Commencement Date, due to an increase in the value of the Building or its replacement cost, Tenant shall pay Tenant’s Percentage of such increase within ten (10) days of notice of such increase. If such insurance premiums are increased due to Tenant’s use of the Premises, improvements installed by Tenant, or any other cause solely attributable to Tenant, Tenant shall pay the full amount of the increase.
          D. Waiver of Subrogation. Landlord and Tenant each hereby waive all rights of recovery against the other on account of loss or damage occasioned to such waiving party for its property or the property of others under its control to the extent that such loss or damage is insured against under any insurance policies which may be in force at the time of such loss or damage. Tenant and Landlord shall, upon obtaining policies of insurance required hereunder, give notice to the insurance carrier that the foregoing mutual waiver of subrogation is contained in this Lease and Tenant and Landlord shall cause each insurance policy obtained by such party to provide that the insurance company waives all right of recovery by way of subrogation against either Landlord or Tenant in connection with any damage covered by such policy.
          E. Increased Coverage. Upon demand, Tenant shall provide Landlord, at Tenant’s expense, with such increased amount of existing insurance, and such other insurance as Landlord or Landlord’s lender may reasonably require to afford Landlord and Landlord’s lender adequate protection.
          F. Co-lnsurer. If, on account of the failure of Tenant to comply with the foregoing provisions, Landlord is adjudged a co-insurer by its insurance carrier, then, any loss or damage Landlord shall sustain by reason thereof, including attorneys’ fees and costs, shall be borne by Tenant and shall be immediately paid by Tenant upon receipt of a bill therefor and evidence of such loss.
          G. Insurance Requirements. All insurance required to be maintained by Tenant under this Lease shall be in a form satisfactory to Landlord and shall be carried with companies that have a general policy holder’s rating of not less than “A” and a financial rating of not less than Class “X” in the most current edition of Best’s Insurance Reports; shall provide that such policies shall not be subject to material alteration or cancellation except after at least thirty (30) days’ prior written notice to Landlord; and shall be primary as to Landlord. The policy or policies, or duly executed certificates for them, together with satisfactory evidence of payment of the premium thereon shall be deposited with Landlord prior to the Commencement Date, and upon renewal of such policies, not less than thirty (30) days prior to the expiration of the term of such coverage. If Tenant fails to procure and maintain the insurance required hereunder,

Landlord may, but shall not be required to, order such insurance at Tenant’s expense and Tenant shall reimburse Landlord. Such reimbursement shall include all costs incurred by Landlord including Landlord’s reasonable attorneys’ fees, with interest thereon at the Interest Rate.
          H. Landlord’s Disclaimer. Landlord and Landlord’s Agents shall not be liable for any loss or damage to persons or property resulting from fire, explosion, falling plaster, glass, tile or sheetrock, steam, gas, electricity, water or rain which may leak from any part of the Building or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface, or any other cause whatsoever, unless caused by or due to the sole negligence or willful acts of Landlord. Tenant shall give prompt written notice to Landlord in case of a casualty, accident or repair needed in the Premises.
     22. DAMAGE OR DESTRUCTION.
          A. Landlord’s Obligation to Rebuild. If the Premises or the Building is damaged or destroyed, Landlord shall promptly and diligently repair the same unless either Landlord or Tenant has the right to terminate this Lease as provided herein and either party has elected to so terminate .
          B. Right to Terminate. Landlord shall have the right to terminate this Lease in the event any of the following events occurs:
               (i) Insurance proceeds are not available to pay one hundred percent (100%) of the cost of such repair, excluding the deductible for the insurance policy under which the insurance proceeds are payable and for which deductible Tenant shall be responsible to reimburse Landlord as part of the Operating Expenses;
               (ii) The Premises cannot, with reasonable diligence, be fully repaired by Landlord within one hundred twenty (120) days after the date of the damage or destruction; or
               (iii) The Premises cannot be safely repaired because of the presence of hazardous factors, including, but not limited to, earthquake faults, radiation, chemical waste and other similar dangers.
          If Landlord elects to terminate this Lease, Landlord shall give Tenant written notice of its election to terminate within thirty (30) days after such damage or destruction, and this Lease shall terminate fifteen (15) days after the date Tenant receives such notice. If Landlord elects not to terminate the Lease, subject to Tenant’s termination right set forth below, Landlord shall promptly commence the process of obtaining necessary permits and approvals and repair of the Premises or the Building as soon as practicable, and this Lease will continue in full force and effect. All insurance proceeds from insurance under Paragraph 21, excluding proceeds for under Tenant’s liability insurance and for Tenant’s Personal Property and under Paragraph 21.C., shall be disbursed and paid to Landlord. Tenant shall be required to pay to Landlord the amount of any deductibles payable in connection with any insured casualties, unless the casualty was caused by the sole negligence or willful misconduct of Landlord.

          Tenant shall have the right to terminate this Lease, if the Premises cannot, with reasonable diligence and subject to Tenant delays, be fully repaired within one hundred eighty (180) days from the date of damage or destruction. The determination of the estimated repair period shall be made by Landlord in its good faith business judgment within thirty (30) days after such damage or destruction. Landlord shall deliver written notice of the repair period to Tenant after such determination has been made and Tenant shall exercise its right to terminate this Lease, if at all, within ten (10) days of receipt of such notice from Landlord. If this Lease is terminated by either party as permitted herein, Landlord shall refund to Tenant any prepaid Rent allocable to the period following the date of the casualty.
          Notwithstanding anything to the contrary herein, in the event of any termination of this Lease as provided for in this Paragraph 22, all insurance proceeds payable under policies maintained by Tenant under Paragraph 21.B.(ii) shall be disbursed and paid to Landlord.
          C. Limited Obligation to Repair. Landlord’s obligation, should it elect or be obligated to repair or rebuild, shall be limited to the Premises or the Building, as the case may be, as any or all of the same existed immediately prior to the casualty, excluding, however, the Tenant Improvements and any Alterations made by Tenant.
          D. Abatement of Rent. Rent shall be temporarily abated proportionately during any period when, by reason of such damage or destruction, Landlord and Tenant reasonably determine that there is substantial interference with Tenant’s use of the Premises, having regard to the extent to which Tenant may be required to discontinue Tenant’s use of the Premises. Such abatement shall commence upon such damage or destruction and end upon substantial completion by Landlord of the repair or reconstruction which Landlord is obligated or undertakes to do. Tenant shall not be entitled to any other compensation or damages from Landlord for loss of the use of the Premises, damage to Tenant’s Personal Property or any inconvenience occasioned by such damage, repair or restoration. Tenant hereby waives the provisions of Section 1932, Subdivision 2, and Section 1933, Subdivision 4, of the California Civil Code and the provisions of any similar law hereinafter enacted.
          E. Damage Near End of Term. Anything herein to the contrary notwithstanding, if the Premises or the Building is destroyed or damaged during the last twelve (12) months of the Term, then Landlord or Tenant may, at its option, cancel and terminate this Lease as of the date of the occurrence of such damage. If neither Landlord nor Tenant elects to so terminate this Lease, the repair of such damage shall be governed by Paragraphs 22.A. and 22.B.
     23. CONDEMNATION. If title to all of the Premises or Building or so much thereof is taken for any public or quasi-public use under any statute or by right of eminent domain so that reconstruction of the Premises or Building will not, in Landlord’s and Tenant’s mutual opinion, result in the Premises being reasonably suitable for Tenant’s continued occupancy for the uses and purposes permitted by this Lease, this Lease shall terminate as of the date that possession of the Premises or Building or part thereof be taken, and Landlord shall refund to Tenant any prepaid Rent allocable to the period following the date of the taking. A sale by Landlord to any authority having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed a taking under the power of eminent domain for all purposes of this paragraph.

          If any part of the Premises or Building is taken and the remaining part is reasonably suitable for Tenant’s continued occupancy for the purposes and uses permitted by this Lease, this Lease shall, as to the part so taken, terminate as of the date that possession of such part of the Premises or Building is taken. The Rent and other sums payable hereunder shall be reduced in the same proportion that Tenant’s use and occupancy of the Premises is reduced. If any portion of the Outside Area is taken, Tenant’s Rent shall be reduced only if such taking materially interferes with Tenant’s use of the Outside Area and then only to the extent that the fair market rental value of the Premises is diminished by such partial taking. If the parties disagree as to the amount of Rent reduction, the matter shall be resolved by arbitration and such arbitration shall comply with and be governed by the California Arbitration Act, Sections 1280 through 1294.2 of the California Code of Civil Procedure. Each party hereby waives the provisions of Section 1265.130 of the California Code of Civil Procedure allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Project or Premises.
          No award for any partial or entire taking shall be apportioned. Tenant assigns to Landlord its interest in any award which may be made in such taking or condemnation, together with any and all rights of Tenant arising in or to the same or any part thereof. Nothing contained herein shall be deemed to give Landlord any interest in or require Tenant to assign to Landlord any separate award made to Tenant for the taking of Tenant’s Personal Property, for the interruption of Tenant’s business, or its moving costs.
     24. ASSIGNMENT AND SUBLETTING.
          A. Landlord’s Consent. Tenant shall not enter into a Sublet without Landlord’s prior written consent, which consent shall not be unreasonably withheld. Any attempted or purported Sublet without Landlord’s prior written consent shall be void and confer no rights upon any third person and, at Landlord’s election, shall terminate this Lease. Each Subtenant shall agree in writing, for the benefit of Landlord, to assume, to be bound by, and to perform the terms, conditions and covenants of this Lease to be performed by Tenant. Notwithstanding anything contained herein, Tenant shall not be released from personal liability for the performance of each term, condition and covenant of this Lease by reason of Landlord’s consent to a Sublet unless Landlord specifically grants such release in writing.
          B. Information to be Furnished. If Tenant desires at any time to Sublet the Premises or any portion thereof, it shall first notify Landlord of its desire to do so and shall submit in writing to Landlord: (i) the name and identity of the proposed Subtenant; (ii) the nature of the proposed Subtenant’s business to be carried on in the Premises; (iii) the terms and provisions of the proposed Sublet and a copy of the proposed Sublet form containing a description of the subject premises; and (iv) such financial information, including financial statements, as Landlord may reasonably request concerning the proposed Subtenant.
          C. Landlord’s Alternatives. Within thirty (30) days after Landlord’s receipt of the information specified in Paragraph 24.B., Landlord shall, by written notice to Tenant, elect: (i) if the proposed Sublet is a sublease, then to terminate this Lease as of the commencement date stated in the proposed sublease with respect to all or any portion of the

Premises Tenant proposes to sublease, or if the proposed Sublet is an assignment of Tenant’s interest in the Lease, then to terminate this Lease as of the commencement date stated in the proposed assignment; (ii) to consent to the Sublet by Tenant; or (iii) to refuse its consent to the Sublet. If Landlord proceeds under Paragraph 24.C.(ii) and consents to the Sublet, Tenant may thereafter enter into a valid Sublet of the Premises or portion thereof, upon the terms and conditions and with the proposed Subtenant set forth in the information furnished by Tenant to Landlord pursuant to Paragraph 24.B., subject, however, at Landlord’s election, to the condition that fifty percent (50%) of any excess of the Subrent over the Rent required to be paid by Tenant under this Lease, less reasonable attorneys’ fees and leasing commissions paid by Tenant on the Sublease, shall be paid to Landlord.
          D. Proration. For the purposes of determining the excess Subrent payable to Landlord pursuant to Paragraph 24.C, if a portion of the Premises is Sublet, the pro rata share of the Rent attributable to such partial area of the Premises shall be determined by Landlord by dividing the Rent payable by Tenant hereunder by the total square footage of the Premises and multiplying the resulting quotient (the per square foot rent) by the number of square feet of the Premises which are Sublet.
          E. Exempt Sublets. Notwithstanding the above, Landlord’s prior written consent shall not be required for an assignment of this Lease to an Affiliate (hereafter defined in this Paragraph 24.E.) of Tenant or a corporation into which Tenant merges or consolidates, if Tenant gives Landlord prior written notice of the name of any such assignee, if the assignee assumes, in writing, for the benefit of Landlord all of Tenant’s obligations under the Lease, and if the assignee has a tangible net worth, as evidenced by financial statements delivered to Landlord and certified by an independent certified public accountant or Tenant’s chief financial officer, equal to or more than Tenant’s tangible net worth immediately before such assignment. An assignment or other transfer of this Lease to a purchaser of all or substantially all of the assets of Tenant shall be deemed a Sublet requiring Landlord’s prior written consent. The term “Affiliate” as used herein shall mean any partnership, limited liability company, or corporation which directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with another partnership, limited liability company, or corporation. The term “control,” as used in the immediately preceding sentence shall mean with respect to a corporation the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the controlled corporation, and, with respect to any partnership or limited liability company, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled partnership or limited liability company, as applicable.
          F. Encumbrances. Tenant shall not encumber, hypothecate or transfer as security (whether by conditional assignment or sublease, or otherwise) this Lease, or any of Tenant’s rights, duties or obligations hereunder.
     25. DEFAULT.
          A. Tenant’s Default. A default under this Lease by Tenant shall exist if any of the following occurs:

               (i) If Tenant fails to pay Rent or any other sum required to be paid hereunder within five (5) days after the date written notice is given to Tenant of such failure; provided, however, no notice shall be required to be given to Tenant of any such failures occurring during the twelve (12) month period following the first such failure; or
               (ii) If Tenant fails to perform any term, covenant or condition of this Lease except those requiring the payment of money, and Tenant fails to cure such breach within fifteen (15) days after written notice from Landlord where such breach could reasonably be cured within such fifteen (15) day period; provided, however, that where such failure could not reasonably be cured within the fifteen (15) day period, that Tenant shall not be in default if it commences such cure within the fifteen (15) day period and thereafter diligently prosecutes same to completion, which completion shall occur not later than sixty (60) days from the date of receipt of written notice from Landlord; or
               (iii) If Tenant assigns its assets for the benefit of its creditors; or
               (iv) If the sequestration or attachment of or execution on any material part of Tenant’s Personal Property essential to the conduct of Tenant’s business occurs, and Tenant fails to obtain a return or release of such Personal Property within thirty (30) days thereafter, or prior to sale pursuant to such sequestration, attachment or levy, whichever is earlier; or
               (v) If a court makes or enters any decree or order other than under the bankruptcy laws of the United States adjudging Tenant to be insolvent; or approving as properly filed a petition seeking reorganization of Tenant; or directing the winding up or liquidation of Tenant and such decree or order shall have continued for a period of thirty (30) days.
          B. Remedies. Upon a default, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law or otherwise provided in this Lease, to which Landlord may resort cumulatively or in the alternative:
               (i) Landlord may continue this Lease in full force and effect, and this Lease shall continue in full force and effect as long as Landlord does not terminate this Lease, and Landlord shall have the right to collect Rent when due.
               (ii) Landlord may terminate Tenant’s right to possession of the Premises at any time by giving written notice to that effect, and relet the Premises or any part thereof. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises or any part thereof, including, without limitation, broker’s commissions, expenses of cleaning and redecorating the Premises required by the reletting and like costs. Reletting may be for a period shorter or longer than the remaining term of this Lease. No act by Landlord other than giving written notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord’s initiative to protect Landlord’s interest under this Lease shall not constitute a termination of Tenant’s right to possession. On termination, Landlord has the right to remove all Tenant’s Personal Property and store the same at Tenant’s cost and to recover from Tenant as damages:

                    (a) The worth at the time of award of unpaid Rent and other sums due and payable which had been earned at the time of termination; plus
                    (b) The worth at the time of award of the amount by which the unpaid Rent and other sums due and payable which would have been payable after termination until the time of award exceeds the amount of such Rent loss that Tenant prove could have been reasonably avoided; plus
                    (c) The worth at the time of award of the amount by which the unpaid Rent and other sums due and payable for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; plus
                    (d) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease, or which, in the ordinary course of things, would be likely to result therefrom, including, without limitation, any costs or expenses incurred by Landlord: (i) in retaking possession of the Premises; (ii) in maintaining, repairing, preserving, restoring, replacing, cleaning, altering or rehabilitating the Premises or any portion thereof, including such acts for reletting to a new tenant or tenants; (iii) for leasing commissions; or (iv) for any other costs necessary or appropriate to relet the Premises; plus
                    (e) At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State of California.
               The “worth at the time of award” of the amounts referred to in Paragraphs 25.B.(ii)(a) and 25.B.(ii)(b) is computed by allowing interest at the Interest Rate on the unpaid rent and other sums due and payable from the termination date through the date of award. The “worth at the time of award” of the amount referred to in Paragraph 25.B.(ii)(c) is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other present or future law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any default of Tenant hereunder.
               (iii) Landlord may, with or without terminating this Lease, re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. No re-entry or taking possession of the Premises by Landlord pursuant to this paragraph shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant.
          C. Bankruptcy.
               (i) The commencement of a bankruptcy action or liquidation action or reorganization action or insolvency action or an assignment of or by Tenant for the benefit of creditors, or any similar action undertaken by Tenant, or the insolvency of Tenant, shall, at

Landlord’s option, constitute a breach of this Lease by Tenant. If the trustee or receiver appointed to serve during a bankruptcy, liquidation, reorganization, insolvency or similar action elects to reject Tenant’s unexpired Lease, the trustee or receiver shall notify Landlord in writing of its election within thirty (30) days after an order for relief in a liquidation action or within thirty (30) days after the commencement of any action.
               (ii) Within thirty (30) days after court approval of the assumption of this Lease, the trustee or receiver shall cure (or provide adequate assurance to the reasonable satisfaction of Landlord that the trustee or receiver shall cure) any and all previous defaults under the unexpired Lease and shall compensate Landlord for all actual pecuniary loss resulting from Tenant’s breach of this Lease, including any attorneys’ fees and costs incurred by Landlord as a result of such breach and/or the bankruptcy proceedings instituted by or against Tenant, and shall provide adequate assurance of future performance under the Lease to the reasonable satisfaction of Landlord. Adequate assurance of future performance, as used herein, includes, but shall not be limited to: (i) assurance of source and payment of Rent, and other consideration due under this Lease; (ii) assurance that the assumption or assignment of this Lease will not breach any provision, such as radius, location, use, or exclusivity provision, in any other lease of space within the Project.
               (iii) Nothing contained in this Paragraph 25.C. shall affect the right of Landlord to refuse to accept an assignment upon commencement of or in connection with a bankruptcy, liquidation, reorganization or insolvency action or an assignment of Tenant for the benefit of creditors or other similar act. Nothing contained in this Lease shall be construed as giving or granting or creating an equity in the Premises to Tenant. In no event shall the leasehold estate under this Lease, or any interest therein, be assigned by voluntary or involuntary bankruptcy proceeding without the prior written consent of Landlord. In no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency or reorganization proceedings.
          D. Landlord’s Default. Landlord shall not be deemed to be in default in the performance of any obligation required to be performed by it hereunder unless and until it has failed to perform such obligation within thirty (30) days after receipt of written notice by Tenant to Landlord specifying the nature of such default; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if it shall commence such performance within such thirty (30) day period and thereafter diligently prosecute the same to completion.
     26. SUBORDINATION. This Lease is subject and subordinate to mortgages and deeds of trust (collectively “Encumbrances”) which may now affect the Building or the Project, to the CC&Rs and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, however, if the holder or holders of any such Encumbrance (“Holder”) shall require that this Lease be prior and superior thereto, Tenant shall, within seven (7) business days after written request from Landlord, execute, have acknowledged and deliver any and all reasonable documents or instruments, which Landlord or Holder deems necessary or desirable for such purposes. Landlord shall have the right to cause this Lease to be and become and remain subject and subordinate to any and all Encumbrances which may hereafter be executed covering the Building or the Project or any renewals, modifications, consolidations, replacements or extensions thereof, for the full amount of all advances made or to be made thereunder and without regard to the time or character of such advances, together with interest thereon and subject to all the terms and provisions thereof; provided only, that in the event of termination of any such lease or upon the foreclosure of any such mortgage or deed of trust, so long as Tenant is not in default, Holder agrees to recognize Tenant’s rights under this Lease as long as Tenant shall pay the Rent and observe and perform all the provisions of this Lease to be observed and performed by Tenant. Within ten (10) days after Landlord’s written request, Tenant shall execute any and all documents required by Landlord or the Holder to make this Lease subordinate to any lien of the Encumbrance. If Tenant fails to do so, it shall be deemed that this Lease is subordinated. Notwithstanding anything to the contrary set forth in this paragraph, Tenant hereby attorns and agrees to attorn to any entity purchasing or otherwise acquiring the Building or the Project at any sale or other proceeding or pursuant to the exercise of any other rights, powers or remedies under such Encumbrance.
     27. NOTICES. Any notice or demand required or desired to be given under this Lease shall be in writing and shall be personally served or in lieu of personal service may be given by mail. If given by mail, such notice shall be deemed to have been given when seventy-two (72) hours have elapsed from the time when such notice was deposited in the United States mail, registered or certified, and postage prepaid, addressed to the party to be served. At the date of execution of this Lease, the addresses of Landlord and Tenant are as set forth in Paragraph 1. After the Commencement Date, the address of Tenant shall be the address of the Premises. Either party may change its address by giving notice of same in accordance with this paragraph.
     28. ATTORNEYS’ FEES. If either party brings any action or legal proceeding for damages for an alleged breach of any provision of this Lease, to recover Rent, or other sums due, to terminate the tenancy of the Premises or to enforce, protect or establish any term, condition or covenant of this Lease or right of either party, the prevailing party shall be entitled to recover as a part of such action or proceedings, or in a separate action brought for that purpose, reasonable attorneys’ fees and costs.
     29. ESTOPPEL CERTIFICATES; FINANCIAL STATEMENTS. Tenant shall within seven (7) business days following written request by Landlord:
          (i) Execute and deliver to Landlord any documents, including estoppel certificates, in the form prepared by Landlord (a) certifying that this Lease is unmodified and in full force and effect or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect and the date to which the Rent and other charges are paid in advance, if any, and (b) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord, or, if there are uncured defaults on the part of the Landlord, stating the nature of such uncured defaults, and (c) evidencing the status of the Lease as may be required either by a lender making a loan to Landlord to be secured by deed of trust or mortgage covering the Building or the Project or a purchaser of the Building or the Project from Landlord. Tenant’s failure to deliver an estoppel certificate within seven (7) business days after delivery of Landlord’s written request therefor shall be conclusive upon Tenant (a) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (b) that there are now no uncured defaults in Landlord’s performance and (c) that no Rent has been paid in advance.
          (ii) Deliver to Landlord the current financial statements of Tenant, and financial statements of the two (2) years prior to the current financial statements year, with an opinion of a certified public accountant, including a balance sheet and profit and loss statement for the most recent prior year, all prepared in accordance with generally accepted accounting principles consistently applied; provided, however, if Tenant is required to file public financial statements with the U.S. Securities and Exchange Commission (“SEC”), then the providing by Tenant to Landlord of all financial statements filed with the SEC shall fulfill Tenant’s obligations under this Paragraph 29(ii).
     30. TRANSFER OF THE BUILDING OR PROJECT BY LANDLORD. In the event of any conveyance of the Building or the Project and assignment by Landlord of this Lease, Landlord shall be and is hereby entirely released from all liability under any and all of its covenants and obligations contained in or derived from this Lease occurring after the date of such conveyance and assignment and Tenant agrees to attorn to such transferee provided such transferee assumes Landlord’s obligations under this Lease arising on or after the date of such conveyance and assignment.
     31. LANDLORD’S RIGHT TO PERFORM TENANT’S COVENANTS. If Tenant shall at any time fail to make any payment or perform any other act on its part to be made or performed under this Lease, Landlord may, but shall not be obligated to and without waiving or releasing Tenant from any obligation of Tenant under this Lease, upon written notice to Tenant, make such payment or perform such other act to the extent Landlord may deem desirable, and in connection therewith, pay expenses and employ counsel. All sums so paid by Landlord and all penalties, interest and costs in connection therewith shall be due and payable by Tenant on the next day after any such payment by Landlord, together with interest thereon at the Interest Rate from such date to the date of payment by Tenant to Landlord, plus collection costs and attorneys’ fees. Landlord shall have the same rights and remedies for the nonpayment thereof as in the case of default in the payment of Rent.
     32. LIMITATION OF LIABILITY. Landlord shall never be personally liable under this Lease; Tenant shall look solely to Landlord’s interest in the Project for any recovery of damages for any breach by Landlord of this Lease, or any recovery of any judgment against Landlord. None of the members comprising Landlord (whether partners, members, shareholders, officers, directors, trustees, employees, beneficiaries or otherwise) shall ever be personally liable for any such judgment. There shall be no levy of execution against any assets of Landlord, other than the Project, or the assets of such members on account of any liability of Landlord hereunder. Tenant hereby waives any right of recovery or satisfaction of any judgment against Landlord or its members, except as to Landlord’s interest in the Project as herein specified.
     33. MORTGAGEE PROTECTION. If Landlord defaults under this Lease, Tenant will notify any beneficiary of a deed of trust or mortgagee of a mortgage covering the Building or the Project for which Landlord has provided Tenant with a name and address, and offer such beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Building or the Project by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure.
     34. BROKERS. Landlord and Tenant warrant and represent each to the other that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, except for Cornish & Carey Commercial (“C&C”) which represents Landlord, Colliers International (“Colliers”) which also represents Landlord, and Cresa Partners which represents Tenant, and that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Lease. Any commission due C&C in connection with the parties entering into this Lease shall be payable by Landlord to C&C pursuant to a separate written agreement between Landlord and C&C. Any commission due Colliers in connection with the parties entering into this Lease shall be payable by Landlord to Colliers pursuant to a separate written agreement between Landlord and Colliers. Landlord and Tenant agree to indemnify, defend and hold each other and their respective agents harmless from and against any and all liabilities or expenses, including attorneys’ fees and costs, arising out of or in connection with claims made by any broker or individual against the indemnified party for commissions or fees in connection with the execution of this Lease and resulting from the actions of the indemnifying party.
     35. ACCEPTANCE. This Lease shall only become effective and binding upon full execution hereof by Landlord and delivery of a signed copy to Tenant. Neither party shall record this Lease nor a short form memorandum thereof.
     36. MODIFICATION FOR LENDER. If in connection with obtaining financing for the Building or the Project or any portion thereof, Landlord’s lender shall request reasonable modification to this Lease as a condition to such financing, Tenant shall not unreasonably withhold, delay or defer its consent thereto, provided such modifications do not materially adversely affect Tenant’s rights hereunder.
     37. PARKING. Tenant shall have the right to use up to fifty (50) unreserved parking spaces in the Project’s parking facilities in common with other tenants of the Project upon terms and conditions, as may from time to time be established by Landlord. Tenant agrees not to overburden the parking facilities and agrees to cooperate with Landlord and other tenants in the use of the parking facilities. Landlord reserves the right in its discretion to determine whether the parking facilities are becoming crowded and to allocate and assign parking spaces among Tenant and the other tenants. Tenant shall not park cars, trucks, trailers or other vehicles, or parts thereof, overnight on the Project.
     38. GENERAL.
          A. Captions. The captions and headings used in this Lease are for the purpose of convenience only and shall not be construed to limit or extend the meaning of any part of this Lease.
          B. Executed Copy. Any fully executed copy of this Lease shall be deemed an original for all purposes.

          C. Time. Time is of the essence for the performance of each term, condition and covenant of this Lease.
          D. Separability. If one or more of the provisions contained herein, except for the payment of Rent, is for any reason held invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein.
          E. Choice of Law. This Lease shall be construed and enforced in accordance with the substantive laws of the State of California. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.
          F. Gender; Singular, Plural. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership or corporation or joint venture, and the singular includes the plural.
          G. Binding Effect. The covenants and agreement contained in this Lease shall be binding on the parties hereto and on their respective heirs, successors and assigns to the extent this Lease is assignable.
          H. Waiver. The waiver by Landlord or Tenant of any breach of any term, condition or covenant, of this Lease by the other shall not be deemed to be a waiver of such provision or any subsequent breach of the same or any other term, condition or covenant of this Lease. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach at the time of acceptance of such payment. No covenant, term or condition of this Lease shall be deemed to have been waived by Landlord or Tenant unless such waiver is in writing signed by the waiving party.
          I. Entire Agreement. This Lease is the entire agreement between the parties, and there are no agreements or representations between the parties except as expressed herein. Except as otherwise provided herein, no subsequent change or addition to this Lease shall be binding unless in writing and signed by the parties hereto.
          J. Authority. If Tenant is a corporation or a partnership, each individual executing this Lease on behalf of said corporation or partnership, as the case may be, represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said entity in accordance with its corporate bylaws, statement of partnership or certificate of limited partnership, as the case may be, and that this Lease is binding upon said entity in accordance with its terms. Landlord, at its option, may require a copy of such written authorization to enter into this Lease.
          K. Exhibits. All exhibits, amendments, riders and addenda attached hereto are hereby incorporated herein and made a part hereof.

          L. Rules and Regulations. Landlord shall have the right to establish from time to time such rules and regulations as Landlord shall deem appropriate for the protection of the Project, and Tenant agrees to abide by same.
          M. Days of Week. If the date upon which any act is to be performed or notice is to be delivered under this Lease shall fall upon a Saturday, Sunday or legal holiday, such act or notice shall be timely if performed or delivered on the next business day.
          N. Force Majeure. The performance of any obligation to be performed by Landlord and Tenant under this Lease, excluding, however, the obligation to pay Rent or any other sum payable to Landlord by Tenant, shall be excused for any period during which either party is prevented from performing such obligation due to causes beyond such parties control, including without limitation, strikes, lockouts or other labor disturbance or labor dispute, governmental regulation, moratorium, or other governmental action, civil disturbance, war, war-like operations, invasions, rebellion, hostilities, sabotage, fires or other casualty, rain, flooding, hailstorms, lightning, earthquake, or other acts of God (collectively, “force majeure”). Landlord and Tenant each agree to (i) provide written notice to the other if Landlord or Tenant is unable to perform any obligation imposed upon such party hereunder within the time period required, if such inability to perform is due to force majeure. and (ii) use reasonable efforts to mitigate the effects of force majeure on the timely performance of such obligation.
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     This Lease is effective as of the date the last signatory necessary to execute the Lease shall have executed this Lease (“Effective Date”).

TENANT			LANDLORD

BROOKS AUTOMATION, INC., a Delaware corporation			KOLL/INTEREAL BAY AREA, a California general partnership

By:		/s/ Martin S. Headley	By:	Washcop Limited Partnership,

a Delaware limited partnership
	Its:	EVP AND CFO	Its:	General Partner

			By:	Pacific Resources Associates, L.LC.,
By:				a Delaware limited liability company

			Its:	General Partner
Its:

			By:	/s/ Illegible

Date: , 2008
			Its:	COO

Date: , 2008

THE PREMISES

WAREHOUSE
ENGINEERING LAB.
OPEN OFFICE
COPY
BREAK RM.
JAN.
W
M
STOR.
LAN.
RECEPTION
OFFICE
OFFICE
OFFICE
OFFICE
CONFERENCE RM.

EXHIBIT A

THE PROJECT

MISSION PARK R & D

Wyatt & Burton Drive
Santa Clara, CA

7/28/08

- Building
4255
4251
4211
4201
4250
4151
4101
4051
4001
BURTON DRIVE
BURTON DRIVE
2151
4008
4000
2051
3901
1715/1705
1615
1605
1515
1505
MISSION COLLEGE BLVD.
WYATT DRIVE
N
0
50'
100'
200'
A PACTRUST PROPERTY

EXHIBIT B

TENANT IMPROVEMENTS
          Landlord and Tenant hereby agree as follows with regard to the Tenant Improvements:
I. Tenant Improvements: Tenant shall be solely responsible for the planning, construction and completion of any interior tenant improvements in and to the Premises (“Tenant Improvements”) in accordance with the following terms and conditions:
          A. The Tenant Improvements shall include only those improvements within the interior portions of the Premises which are depicted or described in the Construction Documents (hereafter defined in Paragraph I.D.). The Tenant Improvements shall specifically not include any of Tenant’s personal property or trade fixtures.
          B. The Tenant Improvements may include:
               (i) Partitioning, doors, floor coverings, finishes, ceilings, wall coverings and painting, millwork and similar items;
               (ii) Electrical wiring, lighting fixtures, outlets and switches, and other electrical work;
               (iii) Duct work, terminal boxes, defusers and accessories required for the completion of the HVAC systems serving the Premises, including the cost of meter and key control for after-hour air conditioning;
               (iv) Any additional Tenant requirements including, but not limited to odor control, special HVAC, noise or vibration control or other special systems;
               (v) All fire and life safety control systems such as fire walls, sprinklers, halon, fire alarms, including piping, wiring and accessories; and
               (vi) All plumbing, fixtures, pipes, and accessories.
          As part of the Tenant Improvements, Tenant will install a transformer, a low distribution board, and a high distribution board (collectively, the “Electrical Equipment”). Landlord agrees that the location of the Electrical Equipment shall be in Electrical Room 121 as shown on EXHIBIT G.
          C. If required by Landlord, Tenant shall retain an architect approved by Landlord (“Architect”) to prepare preliminary working architectural and engineering plans and specifications (“Preliminary Plans and Specifications”) for the Tenant Improvements. Tenant shall deliver the Preliminary Plans and Specifications to Landlord by the date which is thirty (30) days after the date of this Lease. The Preliminary Plans and Specifications shall be in sufficient detail to show locations, types and requirements for all heat loads, people loads, floor loads,
EXHIBIT C

power and plumbing, regular and special HVAC needs, telephone communications, telephone and electrical outlets, lighting, lighting fixtures and related power, and electrical and telephone switches. Landlord shall reasonably approve or disapprove the Preliminary Plans and Specifications within ten (10) days after Landlord receives the Preliminary Plans and Specifications and, if disapproved, Landlord shall return the Preliminary Plans and Specifications to Tenant, who shall make all necessary revisions within ten (10) days after Tenant’s receipt thereof. This procedure shall be repeated until Landlord approves the Preliminary Plans and Specifications. The approved Preliminary Plans and Specifications, as modified, shall be deemed the “Approved Preliminary Plans and Specifications”.
          D. After the Approved Preliminary Plans and Specifications are approved by Landlord, Tenant shall cause the Architect to prepare in twenty (20) days following Landlord’s approval of the Approved Preliminary Plans and Specifications the final working architectural and engineering plans and specifications (“Final Plans and Specifications”) for the Tenant Improvements. Tenant shall then deliver the Final Plans and Specifications to Landlord. Landlord shall reasonably approve or disapprove the Final Plans and Specifications within ten (10) days after Landlord receives the Final Plans and Specifications and, if disapproved, Landlord shall return the Final Plans and Specifications to Tenant who shall make all necessary revisions within ten (10) days after Tenant’s receipt thereof. This procedure shall be repeated until Landlord approves the Final Plans and Specifications. The approved Final Plans and Specifications, as they may be amended later with the consent of the Landlord, shall be deemed the “Construction Documents”.
          E. All deliveries of the Preliminary Plans and Specifications, the Approved Preliminary Plans and Specifications, the Final Plans and Specifications, and the Construction Documents shall be delivered by messenger service, by personal hand delivery or by overnight parcel service. While Landlord has the right to approve the Preliminary Plans and Specifications, the Approved Preliminary Plans and Specifications, the Final Plans and Specifications, and the Construction Documents, Landlord’s interest in doing so is to protect the Premises, the Building and Landlord’s interests. Accordingly, Tenant shall not rely upon Landlord’s approvals and Landlord shall not be the guarantor of, nor responsible for, the correctness or accuracy of the Preliminary Plans and Specifications, the Approved Preliminary Plans and Specifications, the Final Plans and Specifications, and the Construction Documents, or the compliance thereof with applicable laws, and Landlord shall incur no liability of any kind by reason of granting such approvals.
          F. The Construction Documents shall provide that the Tenant Improvements to be constructed in accordance therewith must be at least equal in quality to Landlord’s “building standard” work for the Building and shall consist of improvements which are generic in nature.
          G. Tenant at its sole cost and expense shall obtain all governmental approvals of the Construction Documents to the full extent necessary for the issuance of a building permit for the Tenant Improvements based upon such Construction Documents. Tenant at its sole cost and expense shall also cause to be obtained all other necessary approvals and permits from all governmental agencies having jurisdiction or authority for the construction and installation of the Tenant Improvements in accordance with the approved Construction Documents. Tenant at its
EXHIBIT C

sole cost and expense shall undertake all steps necessary to insure that the construction of the Tenant Improvements are accomplished in strict compliance with all statutes, laws, ordinances, rules, and regulations applicable to the construction of the Tenant Improvements and the requirements and standards of any insurance underwriting board, inspection bureau or insurance carrier insuring the Building.
          H. Tenant shall be solely responsible for the construction, installation and completion of the Tenant Improvements in accordance with the Construction Documents approved by Landlord and is solely responsible for the payment of all amounts when payable in connection therewith without any cost or expense to Landlord except for Landlord’s obligation to contribute the Tenant Improvement Allowance (hereafter defined in Paragraph I.O. below). Tenant shall diligently proceed with the construction, installation and completion of the Tenant Improvements in accordance with the Construction Documents and the completion schedule reasonably approved by Landlord. No material changes shall be made to the Construction Documents and the completion schedule approved by Landlord without Landlord’s prior written consent, which consent shall not be unreasonably withheld. Tenant at its sole cost and expense shall employ a licensed contractor approved by Landlord (“Contractor”) to construct the Tenant Improvements in accordance with the Construction Documents. The construction contracts between Tenant and the Contractor and between the Contractor and subcontractors shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld. Proof that the Contractor is licensed in California, is bonded as required under California law and has the insurance required by Landlord, shall be provided to Landlord at the time that Tenant requests approval of the Contractor from Landlord. Tenant shall comply with or cause the Contractor to comply with all other terms and provisions of this Paragraph I.H. The name of all major subcontractors hired by the Contractor, together with proof that they are licensed in California, are bonded as required under California law, and have insurance typically carried by reputable subcontractors in the State of California, shall be provided to Landlord as each separate subcontractor is hired.
          I. Prior to the commencement of the construction and installation of the Tenant Improvements, Tenant shall provide the following to the Landlord, all of which shall be to the Landlord’s reasonable satisfaction:
               (i) An estimated budget and cost breakdown for the Tenant Improvements;
               (ii) Estimated completion schedule for the Tenant Improvements; and
               (iii) Copies of all required approvals and permits from governmental agencies having jurisdiction or authority for the construction and installation of the Tenant Improvements.
          J. Landlord shall at all reasonable times have a right to inspect the Tenant Improvements (provided Landlord does not materially interfere with the work being performed by Contractor or its subcontractors) and Tenant shall immediately cease work upon written notice from the Landlord if the Tenant Improvements are not in compliance with the Construction Documents approved by Landlord. If Landlord gives notice of faulty construction or any other
EXHIBIT C

deviation from the Construction Documents, Tenant shall cause Contractor to promptly make corrections. However, neither the privilege herein granted to Landlord to make such inspections, nor the making of such inspections by Landlord, shall operate as a waiver of any rights of Landlord to require good and workmanlike construction and improvements constructed in accordance with the Construction Documents.
          K. Tenant shall pay and discharge promptly and fully all claims for labor done and materials and services furnished in connection with the Tenant Improvements. The Tenant Improvements shall not be commenced until five (5) days after Landlord has received notice from Tenant stating the date the construction of the Tenant Improvements is to commence so that Landlord can post and record any appropriate notice of non-responsibility. No materials, equipment or fixtures shall be delivered to or installed upon the Premises pursuant to any agreement by which another party has a security interest or rights to remove or repossess such items, without the prior written consent of Landlord.
          L. Tenant acknowledges and agrees that the agreements and covenants of Tenant in Paragraph 21.A. of the Lease shall be fully applicable to Tenant’s construction of the Tenant Improvements.
          M. Before construction begins on the Tenant Improvements, Tenant shall deliver to Landlord a certificate of insurance providing evidence that damage to, or destruction of, the Tenant Improvements during construction will be covered by a policy of builder’s all-risk insurance maintained by Tenant, at its sole costs, and in an amount approved by Landlord. In addition, during the construction of the Tenant Improvements, Tenant shall maintain, at its sole cost, the insurance specified in Section 21.B. of the Lease.
          N. Upon completion of the Tenant Improvements, Tenant shall deliver to Landlord the following, all of which shall be to the Landlord’s reasonable satisfaction:
               (i) Any certificates required for occupancy, including a permanent and complete Certificate of Occupancy issued by the City;
               (ii) A Certificate of Completion signed by the Architect who prepared the Construction Documents, reasonably approved by the Landlord;
               (iii) A cost breakdown itemizing all expenses for the Tenant Improvements, together with invoices and receipts for the same or other evidence of payment;
               (iv) Final and unconditional mechanic’s lien waivers for all the Tenant Improvements; and
               (v) A Notice of Completion for execution by Landlord, which certificate once executed by Landlord shall be recorded by Tenant in the official records of Santa Clara County.
          O. Landlord shall provide to Tenant an allowance for the design, preparation, planning, installation and construction of the Tenant Improvements in an amount up to but not
EXHIBIT C

exceeding the product of Five and 00/100ths Dollars ($5.00) multiplied by the square footage of the Premises, such amount being Sixty-One Thousand Seven Hundred Ten and 00/100ths Dollars ($61,710.00) (“Base Tenant Improvement Allowance”). If the actual cost of planning and constructing the Tenant Improvements is less than the Base Tenant Improvement Allowance, the Base Tenant Improvement Allowance shall automatically be reduced to the amount of such actual costs, Tenant shall not be entitled at any time to the unused portion of the Base Tenant Improvement Allowance, and no adjustments shall be made to the Monthly Rent or any other amounts payable by Tenant to Landlord under this Lease. Notwithstanding anything to the contrary herein, in no event shall the Tenant Improvement Allowance or any part thereof be used for the payment of the cost of any data and/or networking cabling, security systems, warehouse caging, or server room improvements for or to the Premises.
               If the Base Tenant Improvement Allowance is insufficient to pay for the cost of planning and constructing the Tenant Improvements, as such cost is shown in the final pricing for the Tenant Improvements as approved by Landlord, then, upon Landlord’s receipt of a written request from Tenant, Landlord shall make available an additional allowance of up to, but not exceeding, Ten and 00/100ths Dollars ($10.00) per square foot of the Premises for a total of One Hundred Twenty-Three Thousand Four Hundred Twenty and 00/100ths Dollars ($123,420.00) for the planning and construction of the Tenant Improvements (the “Additional Tenant Improvement Allowance”). The Additional Tenant Improvement Allowance (or if the entire Additional Tenant Improvement Allowance is not contributed by Landlord, then such portion of the Additional Tenant Improvement Allowance that is contributed), together with interest thereon at the rate of eleven percent (11%) per annum, compounded monthly, shall be amortized on a straight line basis over sixty (60) months beginning on the third month of the Term, and such monthly amortized amount (the “Monthly Additional TI Allowance Payment”) shall be added to the Monthly Rent amounts due under the Lease for each month of the Term commencing with the third (3rd) month and ending on the sixty-second (62nd) month, as said Monthly Rent amounts are set forth in the Monthly Rent schedule set forth in Paragraph 5.A. of the Lease. Once Landlord has determined the increases in Monthly Rent as described in the immediately preceding sentence, Landlord and Tenant shall, immediately following such determination, execute an amendment to this Lease stating such increased Monthly Rent.
               The term “Tenant Improvement Allowance” as used in this EXHIBIT C and in the Lease shall mean: (a) only the Base Tenant Improvement Allowance if only the Base Tenant Improvement Allowance is contributed by Landlord; or (b) the Base Tenant Improvement Allowance and the Additional Tenant Improvement Allowance (or portion thereof) if both such allowances are contributed by Landlord.
               Landlord shall pay the Tenant Improvement Allowance within thirty (30) days after completion of all of the Tenant Improvements and after satisfaction of the following conditions precedent: (a) delivery of all documents and the occurrence of all other matters described in Paragraph I.N. of this EXHIBIT C; (b) within a reasonable time following completion of Tenant Improvements, completion by Landlord or Landlord’s agents of any inspections of the work completed and materials and supplies used as deemed reasonably necessary by Landlord; (c) Tenant opening for business at the Premises; and (d) satisfaction of any and all other conditions which may be reasonably imposed by Landlord. Notwithstanding the foregoing to the contrary, Landlord shall not be obligated to pay the Tenant Improvement
EXHIBIT C

Allowance or portion thereof, if on the date Tenant is entitled to receive the Tenant Improvement Allowance or portion thereof, a default by Tenant exists under the Lease. Subject to the satisfaction of all conditions to the payment of the Tenant Improvement Allowance or portion thereof provided for in this Paragraph I.O., the Tenant Improvement Allowance or portion thereof shall be paid to Tenant upon Tenant curing any such default within the time period provided for in the Lease, if any.
               Notwithstanding the foregoing or any other provision of this Lease to the contrary, all conditions to the payment of the Tenant Improvement Allowance shall be satisfied by no later than the date which is one hundred and eighty (180) days after the Commencement Date. In the event that all conditions to the payment of the Tenant Improvement Allowance have not been satisfied by said date, then Landlord shall have no obligation to pay all or any portion of the Tenant Improvement Allowance to Tenant.
          P. Notwithstanding anything to the contrary in this Lease, Tenant, upon the expiration of the Term or earlier termination of this Lease shall, at Tenant’s sole cost and expense, remove the Tenant Improvements; provided, however, Tenant shall not be obligated to remove the Tenant Improvements or any portion thereof if Landlord elects that the same remain with and be surrendered with the Premises, in which case no compensation shall be payable by Landlord to Tenant for such Tenant Improvements or portion thereof that shall be surrendered with the Premises.
EXHIBIT C

COMMENCEMENT DATE MEMORANDUM

LANDLORD:	KOLL/INTEREAL BAY AREA, a California limited partnership

TENANT:	BROOKS AUTOMATION, INC., a Delaware corporation

LEASE DATE:	August 8, 2008

PREMISES:	4051 Burton Drive Santa Clara, California
          Pursuant to Paragraph 4.A. of the above referenced Lease, the Commencement Date is hereby established as                     , 2008.

TENANT		LANDLORD

BROOKS AUTOMATION, INC., a Delaware corporation		KOLL/INTEREAL BAY AREA, a California general partnership

By:	/s/ Martin S. Headley	By:	Washcop Limited Partnership,
a Delaware limited partnership

Its:	EVP AND CFO	Its:	General	Partner

By:		By:	Pacific Resources Associates, L.LC.,
a Delaware limited liability company

Its:		Its:	General	Partner

By:

Its:
EXHIBIT D

TENANT ENVIRONMENTAL QUESTIONNAIRE
The purpose of this form is to obtain information regarding the use or proposed use of hazardous materials at the premises. Prospective tenants should answer the questions in light of their proposed operations at the premises. Existing tenants should answer the questions as they relate to ongoing operations at the premises and should update any information previously submitted. If additional space is needed to answer the questions, you may attach separate sheets of paper to this form.
Your cooperation in this matter is appreciated.
1.	GENERAL INFORMATION

Name of Responding Company:

Check the Applicable Status:

Prospective Tenant Existing Tenant

Mailing Address:

Contact Person and Title: Telephone Number: ( )

Address of Leased Premises: Length of Lease Term:

Describe the proposed operations to take place on the premises, including principal products manufactured or services to be conducted. Existing tenants should describe any proposed changes to ongoing operations.

2.	STORAGE OF HAZARDOUS MATERIALS
2.1	Will any hazardous materials be used or stored on-site?

Wastes Yes No

Chemical Products Yes No

2.2	Attach a list of any hazardous materials to be used or stored, the quantities that will be on-site at any given time, and the location and method of storage (e.g., 55-gallon drums on concrete pad).
3.	STORAGE TANKS AND SUMPS
3.1	Is any above or below ground storage of gasoline, diesel or other hazardous substances in tanks or sumps proposed or currently conducted at the premises?

Yes No
EXHIBIT E

If yes, describe the materials to be stored, and the type, size and construction of the sump or tank. Attach copies of any permits obtained for the storage of such substances.

3.2	Have any of the tanks or sumps been inspected or tested for leakage?

Yes No

If so, attach the results.

3.3	Have any spills or leaks occurred from such tanks or sumps?

Yes No

If so, describe.

3.4	Were any regulatory agencies notified of the spill or leak?

Yes No

If so, attach copies of any spill reports filed, any clearance letters or other correspondence from regulatory agencies relating to the spill or leak.

3.5	Have any underground storage tanks or sumps been taken out of service or removed?

Yes No

If yes, attach copies of any closure permits and clearance obtained from regulatory agencies relating to closure and removal of such tanks.
4.	SPILLS
4.1	During the past year, have any spills occurred at the premises?

Yes No

If yes, please describe the location of the spill.

4.2	Were any agencies notified in connection with such spills?

Yes No
EXHIBIT E

If yes, attach copies of any spill reports or other correspondence with regulatory agencies.
4.3	Were any clean-up actions undertaken in connection with the spills?

Yes No

Attach copies of any clearance letters obtained from any regulatory agencies involved and the results of any final soil or groundwater sampling done upon completion of the clean-up work.
5.	WASTE MANAGEMENT
5.1	Has your company been issued an EPA Hazardous Waste Generator I.D. Number?

Yes No

5.2	Has your company filed a biennial report as a hazardous waste generator?

Yes No

If so, attach a copy of the most recent report filed.

5.3	Attach a list of the hazardous wastes, if any, generated or to be generated at the premises, its hazard class and the quantity generated on a monthly basis.

5.4	Describe the method(s) of disposal for each waste. Indicate where and how often disposal will take place.

On-site treatment or recovery

Discharged to sewer

Transported and Disposal of off-site

Incinerator

5.5	Indicate the name of the person(s) responsible for maintaining copies of hazardous waste manifests completed for off-site shipments of hazardous waste.

EXHIBIT E

5.6	Is any treatment of processing of hazardous wastes currently conducted or proposed to be conducted at the premises:

Yes No

If yes, please describe any existing or proposed treatment methods.

5.7	Attach copies of any hazardous waste permits or licenses issued to your company with respect to its operations at the premises.
6.	WASTEWATER TREATMENT/DISCHARGE
6.1	Do you discharge wastewater to:

storm drain? sewer?

surface water? no industrial discharge

6.2	Is your wastewater treated before discharge?

Yes No

If yes, describe the type of treatment conducted.

6.3	Attach copies of any wastewater discharge permits issued to your company with respect to its operations at the premises.
7. AIR DISCHARGES
7.1	Do you have any filtration systems or stacks that discharge into the air?

Yes No

7.2	Do you operate any of the following types of equipment or any other equipment requiring an air emissions permit?

Spray booth

Dip tank

Drying oven

Incinerator

Other (please describe)

No equipment requiring air permits
EXHIBIT E

7.3	Are air emissions from your operations monitored?

Yes No

If so, indicate the frequency of monitoring and a description of the monitoring results.

7.4	Attach copies of any air emissions permits pertaining to your operations at the premises.
8.	HAZARDOUS MATERIALS DISCLOSURES
8.1	Does your company handle hazardous materials in a quantity equal to or exceeding an aggregate of 500 pounds, 55 gallons, or 200 cubic feet per month?

Yes No

8.2	Has your company prepared a hazardous materials management plan pursuant to any applicable requirements of a local fire department or governmental agency

Yes No

If so, attach a copy of the business plan.

8.3	Has your company adopted any voluntary environmental, health or safety program?

Yes No

If so, attach a copy of the program.
9.	ENFORCEMENT ACTIONS, COMPLAINTS
9.1	Has your company ever been subject to any agency enforcement actions, administrative orders, or consent decrees?

Yes No

If so, describe the actions and any continuing compliance obligations imposed as a result of these actions.

9.2	Has your company ever received requests for information, notice or demand letters, or any other inquiries regarding its operations?
EXHIBIT E

Yes No

9.3	Have there ever been, or are there now pending, any lawsuits against the company regarding any environmental or health and safety concerns?

Yes No

9.4	Has an environmental audit ever been conducted at your company’s current facility?

Yes No

If so, identify who conducted the audit and when it was conducted.

Company

By:

Title:

Date:

EXHIBIT E

MISSION PARK SIGN CRITERIA
BUSINESS IDENTIFICATION SIGNS
1.	Each tenant shall be permitted to use only those business identification signs provided by Landlord. No other business identification signs shall be permitted to be erected or attached to exterior building surfaces, planter walls or other on-site or off-site improvements.
2.	No alterations of any sort shall be permitted to be made to business identification signs other than those described below.
3.	All tenant signing shall require specific approval by Landlord.
4.	All lettering surfaces shall be provided with and shall remain a uniform black finish on a metal face. Business identification signing shall be by either of the following methods:
(a)	Painted on or die-cut-vinyl letter affixed to the lettering surface; or

(b)	Lettering cut out of metal lettering surface backed by translucent acrylic material, and internally illuminated. Internally illuminated signs shall require specific approval of Landlord. Costs of adapting sign to internal illumination shall be borne by the tenant. Upon termination of tenancy, all lettering surfaces shall be returned to their original non-illumination configuration.
5.	Lettering may be of any lettering style but shall be white in color; no other colors will be permitted. Logos consisting of symbols or letters not spelling an entire word may be permitted to be a single color other than white provided that a narrow white background surrounds the logo. No logo shall exceed 25% of the designated lettering surface.
6.	The lettering area, defined as the rectangular area which fully encloses all letters or symbols, that identifies the tenant business shall not exceed 80% of the designated lettering surface.
7.	Signing shall be limited to the display of the name and/or symbol of the tenant business. No messages or advertising of any kind including, but not limited to, advertising of products, services or job openings shall be permitted.
INFORMATIONAL AND VEHICULAR CONTROL SIGNS
1.	All informational and vehicular control signs shall be of uniform design using Matthews Architectural Division’s Post & Panel Assembly I System or sign system of equal design which is specifically approved in writing by Landlord. Both posts and panels shall have a durable black finish. All lettering shall be Helvetica Medium white in color. Red and yellow may be used for stop and yield signs respectively.
EXHIBIT F

2.	No informational or vehicular control signs shall have a panel which exceeds 5 square feet in area per side.
3.	No business name, symbol or advertising of any sort shall be permitted on any informational or vehicular control sign.
4.	No informational or vehicular control sign shall exceed a height of 4 feet above the underlying grade.
5.	No informational or vehicular control sign shall be located so as to reduce the flow of vehicles or pedestrians.
6.	No informational or vehicular control signs shall be internally illuminated or illuminated from the ground.
EXHIBIT F